CONFORMED COPY

                              DATED 7th August 1998



                       HUNTINGDON LIFE SCIENCES GROUP plc

                                     - and -

                        HUNTINGDON LIFE SCIENCES LIMITED

                                     - and -

                          HUNTINGDON LIFE SCIENCES INC.

                                     - and -

                                    THE BANKS

                                     - and -

                          NATIONAL WESTMINSTER BANK Plc
                                    as Agent









                              FACILITIES AGREEMENT
          (to replace the facilities agreement dated 1st November 1995)
           relating to a revolving loan facility of (pound)24,500,000










                                   WILDE SAPTE
                                       ---

                                     LONDON

                                TABLE OF CONTENTS


Clause        Heading                                            Page Number

1.            DEFINITIONS AND INTERPRETATION................................1
1.1           Definitions...................................................1
1.2           Clause Headings..............................................10
1.3           Interpretation...............................................10

2.            CONDITIONS PRECEDENT.........................................11

3.            FACILITIES...................................................11
3.1           Facilities...................................................11
3.2           Obligations Several..........................................12
3.3           Rights Several...............................................12

4.            PURPOSE......................................................12
4.1           Purpose of the Revolving Credit Facility.....................12
4.2           Undertaking by the Parent....................................12
4.3           No Liability.................................................12

5.            DRAWDOWN AND PARTICIPATIONS..................................13
5.1           Drawdown under the Revolving Credit Facility.................13
5.2           Drawdown.....................................................13
5.3           Participations and Payments..................................14
5.4           Repayment of Existing Facility...............................14
5.5           Confirmation.................................................14

6.            INTEREST.....................................................15
6.1           Interest Rate................................................15
6.2           Interest Periods.............................................15
6.3           Default Interest.............................................15
6.4           Calculation and Payment of Interest..........................16
6.5           Agent's Determination........................................16
6.6           Adjustment to Margin.........................................16

7.            REPAYMENT AND REDUCTION......................................16
7.1           Repayment....................................................16
7.2           Prepayment...................................................17
7.3           Mandatory Prepayment on Wilmslow Disposal
              and other Disposals..........................................17
7.4           Cancellation.................................................17

8.            CHANGES IN CIRCUMSTANCES.....................................18
8.1           Illegality...................................................18
8.2           Increased Costs..............................................18
8.3           Market disruption............................................19
8.4           Mitigation...................................................21
8.5           Certificates.................................................21

9.            PAYMENTS.....................................................21
9.1           Time and Place...............................................21
9.2           Business Days................................................22
9.3           Indemnity and Breakage Costs.................................22
9.4           Grossing-up..................................................22
9.5           Prepayment Right.............................................24
9.6           Accounts as Evidence.........................................24
9.7           Currency of Account..........................................25
9.8           Borrowers' Payments..........................................25
9.9           Banks' Payments..............................................25
9.10          Appropriation................................................25

10.           SECURITY.....................................................26

11.           REPRESENTATIONS AND WARRANTIES...............................26
11.1          Acknowledgement of Reliance..................................26
11.2          Representations and Warranties...............................26
11.3          Repetition...................................................29

12.           UNDERTAKINGS.................................................29
12.1          Information Undertakings.....................................29
12.2          Positive Covenants...........................................31
12.3          Negative Covenants...........................................32

13.           DEFAULT......................................................34
13.1          Defaults.....................................................34
13.2          Acceleration etc.............................................36
13.3          Acceleration of Existing Facilities, Existing Ancillary
              Facilities or Bridging Facility  ........................    37
13.4          Appointment of receiver etc..................................37

14.           SET-OFF AND PRO RATA PAYMENTS AND DEPOSIT ACCOUNT............37
14.1          Set-Off......................................................37
14.2          Deposit Account..............................................37
14.3          Pro Rata Sharing.............................................38

15.           THE AGENT AND THE BANKS......................................39
15.1          Appointment and Duties.......................................39
15.2          Payments and Information Received............................39
15.3          Defaults.....................................................40
15.4          Assumptions..................................................40
15.5          Legal Proceedings............................................40
15.6          No Liability.................................................40
15.7          Credit Decisions.............................................40
15.8          Advisers.....................................................41
15.9          Relationship with Banks......................................41
15.10         Agent's position as a Bank...................................41
15.11         Indemnity....................................................41
15.12         Resignation..................................................42
15.13         Change of Office.............................................42
15.14         Scope of Duties..............................................42
15.15         Consents.....................................................42
15.16         Evidence.....................................................43
15.17         Security.....................................................43

16.           FEES AND EXPENSES............................................43
16.1          Expenses.....................................................43
16.2          Agency Fees..................................................44
16.3          Non-Utilisation Fee..........................................44
16.4          Participation Fee............................................44
16.5          Documentary Taxes Indemnity..................................44
16.6          VAT..........................................................44

17.           SEVERABILITY, WAIVERS, REMEDIES CUMULATIVE...................45
17.1          Severance....................................................45
17.2          Waivers......................................................45

18.           NOTICES......................................................45
18.1          Method.......................................................45
18.2          Delivery.....................................................45
18.3          Addresses....................................................46
18.4          Deemed Receipt...............................................46
18.5          Notices to the Banks.........................................46

19.           ASSIGNMENTS AND TRANSFERS....................................46
19.1          Benefit of Agreement.........................................46
19.2          Assignments and Transfers by the Borrowers...................47
19.3          Assignments and Transfers by Banks...........................47
19.4          Disclosure of Information....................................48

20.           CURRENCY INDEMNITY...........................................48
20.2          General......................................................49

21.           PRIORITIES...................................................49
21.1          Priority Order...............................................49
21.2          Co-Operation.................................................49

22.           ANNOUNCEMENTS................................................49

23.           CONFLICT.....................................................50

24.           LAW AND JURISDICTION.........................................50
24.1          Law..........................................................50
24.2          Jurisdiction.................................................50

SCHEDULE 1 - THE BANKS.....................................................52
SCHEDULE 2 - DRAWDOWN NOTICE...............................................53
SCHEDULE 3 - MANDATORY COST RATE...........................................54
SCHEDULE 4 - FORM OF TRANSFER CERTIFICATE..................................56
SCHEDULE 5 - EXISTING SECURITY.............................................60
SCHEDULE 6 - CONDITIONS PRECEDENT..........................................61
SCHEDULE 7 - PARTICIPATION IN RISK SHARING.................................62

THIS AGREEMENT is made on the 7th day of August 1998

BY:


(1) HUNTINGDON LIFE SCIENCES GROUP Plc, a company incorporated under the laws of England and Wales with registered number 502370 having its registered office at Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE18 6ES (the "Parent");

(2) HUNTINGDON LIFE sciences LIMITED, a company incorporated under the laws of England and Wales with registered number 01815730 having its registered office at Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE18 6ES ("HLSL");

(3) HUNTINGDON LIFE SCIENCES INC., a company incorporated under the laws of the State of Delaware, USA having its registered office at 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware, United States of America ("HLS");

(4) THE BANKS as defined below; and

(5) NATIONAL WESTMINSTER BANK Plc, of 3rd Floor, Juno Court, 24 Prescott Street, London E1 8BB as the Agent (as such term is more particularly defined below).


NOW IT IS HEREBY AGREED as follows:


1.           DEFINITIONS AND INTERPRETATION

1.1          Definitions

             In  this  Agreement  the  following   expressions  shall  have  the
             following meanings (except where the context otherwise requires):

             "Accounts"  means  the  audited   consolidated  annual  report  and
             accounts of the Parent and its Subsidiaries together with the relative directors' report and auditors' report.

             "Agent" means National Westminster Bank Plc in its capacity as agent and trustee for the Banks and each successor Agent appointed from time to time under Clause 15.12.

             "Auditors" means Arthur Andersen or such other firm of chartered accountants of internationally recognised standing as shall have been appointed as auditors of the Parent and its Subsidiaries.

             "Available Commitment" means, in relation to a Bank, its Commitment less its Participation in all outstanding Revolving Advances.

             "Available Revolving Credit Facility" means the aggregate of the Available Commitments of the Banks.

             "Banks" means each of the banks and financial institutions listed in Schedule 1, their respective successors and each Bank Transferee and "Bank" shall be construed accordingly.

             "Bank Transferee" has the meaning attributed thereto in Clause 19.

             "Borrowers" means all and each of the Parent, HLSL, HLS and "Borrower" shall be construed accordingly as the context requires.

             "Bridging Facility" means a bridging facility of (pound)1,000,000 being provided by NatWest pursuant to the terms of a letter addressed to the Borrowers of even date herewith.

             "Business Day" means a day on which banks and foreign exchange markets are open in London for the transaction of business of the nature required by this Agreement.

             "Capital   Expenditure"  has  the  meaning  given  thereto  by  the
             established accounting policies of the Group in relation to its cashflow statements as at the date hereof.

             "Ciba Geigy Agreement" means the agreement referred to in paragraph
             (d) of the definition of Permitted Indebtedness and the security relating thereto.

             "Certified Copy" means, in relation to any document, a copy of such document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto" signed and dated by a duly authorised officer of the company in question.

             "Change" means the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which that Bank forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, or any other fiscal, monetary, regulatory or other authority which has jurisdiction over that Bank and which in any case is not known as at the date of this Agreement.

             "Charging Group" means each of the Borrowers and each and every member of the Group that has executed a Security Document.

             "Circular" means the circular to be issued by the Parent relating to the Placings.

             "Comerica" means Comerica Bank.

             "Commitment" means, in relation to each Bank, the principal amount described as such set opposite its name in Schedule 1 or under the "Amount of Commitment Transferred" in the Schedule to any relevant Transfer Certificate, in each case as reduced or cancelled under the terms of this Agreement.

             "Commitment   Percentage"  means  in  relation  to  each  Bank  the
              percentage specified against its name in Column 3 of Schedule 1.

             "Commitment Period" means the period starting on the date hereof and ending on 30th August 2000.

             "Company System" means each item of equipment and the software programmes used by the Group in the course of its business, which is material for the purposes of the Group's business.

             "Conditions Precedent" means each of the conditions set out in
             Schedule 6 and referred to in Clause 2.

             "Default" means any of the events specified in Clause 13.1.

             "Default Occurrence" means any event, occurrence or omission which with the passing of time, giving of notice or satisfaction of any other condition would be a Default.

             "Deposit Account" means the deposit account in the name of the Parent with the Agent into which the Transaction Proceeds are to be paid.

             "DKB" means Dresdner Kleinwort Benson.

             "Disposal" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its business or assets.

             "Disposal Proceeds" means, in respect of a Disposal by a member of the Group, the gross consideration received by the Group for that Disposal less all costs and expenses directly incurred (including any VAT chargeable) in respect of that Disposal.

             "Dormant Subsidiary" means, at any given time, a company within the Group which is at such time dormant within the meaning of section 250(3) of the Companies Act 1985 the value of whose assets does not exceed in aggregate (pound)5,000.

             "Drawdown Date" means any date, being a Business Day, on which a Revolving Advance is made, or is proposed to be made pursuant to a Drawdown Notice.

             "Drawdown Notice" means a notice substantially in the form set out in Schedule 2.

             "Encumbrance" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, but excluding any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by any Group Company.

             "Environment" means all or any of the following media; air, land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land), land covered with water and water (including sea, ground and surface water).

             "Environmental Claim" means any written notice from any regulatory authority or government agency, alleging any breach, contravention or violation of any Environmental Law by any member of the Group (other than the TMG Companies) or the existence of any liability arising from any such breach, contravention or violation including, without limitation, liability to conduct, pay for or for damages in respect of any clean-up, remediation, administrative cost or charge or expense, damage to the Environment or any natural resource, property loss or damage, personal injury or any penalty attaching or relating to the presence, emission, release or leak of any Hazardous Material in or to the Environment.

             "Environmental Law" means all statutes, treaties and conventions, directives and regulations whether of a criminal, civil or administrative nature, and the rules of Common Law, relating to or concerning:

             (a)    pollution or contamination of the Environment;

             (b)    harm, whether actual or potential to ecological systems;

             (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

             (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

             "Existing Ancillary Facilities" means the Terminable Indemnity Facility and the Forex Facility made available to the Parent and HLSL pursuant to a facility letter dated 7th September 1997 (as amended).

             "Existing Facilities" means the sterling Revolving Credit Facility of (pound)19,500,000 made available to the Borrowers by the Banks pursuant to the facilities agreement dated 1st November 1995 and the overdraft facility of (pound)5,000,000 made available by National Westminster Bank Plc as overdraft bank pursuant to facility letters dated 26th February 1998 and 17th March 1998 (as varied and amended from time to time).

             "Existing Facilities Outstandings" means at any time the aggregate of all amounts outstanding under the Existing Facilities.

             "Finance Lease" means any lease, hire agreement, credit sale agreement, purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with SSAP 21 (or any successor thereto) as a finance lease or in the same way as a finance lease.

             "Final Repayment Date" means 31st August 2000.

             "Financial Year" in relation to a company has the meaning ascribed to such expression by section 223 of the Companies Act 1985.

             "Financing Documents" means this Agreement and the Security provided that any reference to the expression "Financing Documents" contained in the Security shall be construed as a reference to this Agreement and the Security.

             "First Drawdown Date" means the date on which the Parent first draws down a Revolving Advance under this Agreement.

             "FNBM" means The First National Bank of Maryland.

             "GAAP" means, means accounting principles, concepts, bases and policies generally adopted and accepted in England.

             "Group" means the Parent and each Subsidiary of the Parent from time to time during the Security Period and Group Company shall be construed accordingly.

             "Hazardous Materials" means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any Environmental Law to be harmful to mankind or any living organism or damaging to the Environment.

             "Headroom" means, with respect to the Revolving Credit Facility, the difference (if any) between the Revolving Credit Facility Limit and the Revolving Loan at any time (including, in calculating the amount of the Revolving Loan on any Interest Date, any Revolving Advance proposed to be drawn on such Interest Date for the purpose of repaying in whole or in part one or more maturing Revolving Advances in aggregate in the same or a greater amount).

             "Indebtedness" means , in relation to any person, its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

             (a)         moneys borrowed or raised;

             (b) any bond, note, loan stock, debenture or similar instrument;

             (c) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

             (d)         any Finance Lease;

             (e) any bond, stand-by letter of credit or other similar instrument issued in connection with any indebtedness of the type referred to in any other paragraph of this definition;

             (f) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement; or

             (g) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person in respect of any indebtedness of the type referred to in this definition.

             For the avoidance of doubt Indebtedness does not include credit incurred in the ordinary course of trading.

             "Investor Placing" means the raising by the Parent of new equity by means of a subscription by the Investors for 120,000,000 ordinary shares of 5 pence each in the Parent in order to raise (pound)15,000,000 (gross).

             "Investor Placing Agreement" means the agreement of even date herewith between the Parent, the directors of the Parent and certain investors documenting the Investor Placing.

             "Investors" means the persons defined as the "Subcribers" for the purposes of the Investor Placing Agreement or such other persons who may replace or join the foregoing as parties to the Investor Placing Agreement.

             "Interest Date" means the last day of an Interest Period.

             "Interest Period" means each period determined in accordance with Clause 6.2 for the purpose of calculating interest on Revolving Advances or overdue amounts respectively.

             "Lending Office" means, in relation to each Bank, the lending office details of which are set out in Schedule 1 of the relative Transfer Certificate or such other lending office through which its Commitment is maintained and through which its Participation is made and maintained under this Agreement.

             "LIBOR" means, in relation to a Revolving Advance or other sum and in relation to a particular Interest Period:

             (a) the rate of the offered quotation for Sterling deposits for a period comparable to that Interest Period which appears on the display designated as "Page 3750" on the Telerate Service (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of prime banks for Sterling deposits) at or about 11.00 a.m. on the first day of that Interest Period; or

             (b) if no such display rate is available, the rate per annum (rounded upwards to four decimal places) (as quoted to the Agent at its request) at which NatWest was offering deposits in Sterling in an amount comparable with that Revolving Advance or other sum, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11.00 a.m. on the first day of that Interest Period.

             "Majority Banks" means a group of Banks whose Commitments comprise at least 662/3 per cent. of the Total Commitments.

             "Mandatory Cost Rate" means, the rate determined in accordance with
             Schedule 3.

             "Margin" means, (i) 1.75 per cent. per annum in respect of drawings up to (pound)19,500,000 in aggregate under the Revolving Credit Facility; and (ii) subject to Clause 6.6, 1.0 per cent. per annum in respect of that portion of the drawings which for the time being are in excess of (pound)19,500,000 in aggregate under the Revolving Credit Facility.

             "Material Adverse Effect" means a material adverse effect on the business, assets or financial condition of the Group taken as a whole which affects the ability of the Borrowers taken as a whole to perform their payment obligations under the Financing Documents.

             "NatWest Obligations" means (pound)100,000 of the monies from time to time owing to NatWest by the Parent under the Revolving Loan together with all moneys owing to NatWest in respect of the Existing Ancillary Facilities.

             "NatWest" means National Westminster Bank Plc.

             "Net Proceeds" means in relation to the Security the net proceeds of sale or other realisation of the assets subject to the Security after discharge of all direct costs incurred in such sale or realisation, the discharge of any prior ranking claims and, where appropriate, all costs, charges, fees and expenses of any receiver or similar officer appointed pursuant to the Security.

             "New Jersey Mortgage" means the mortgage over the New Jersey Property dated 16th January 1998.

             "New Jersey Property" means the land and buildings owned by HLS known as Mettlers Road, East Millstone, NJ 08877, United States of America as recorded with the County Clerk of Somerset County as Lots 11.01, 11.02 and 11.03 in Block 512, Township of Franklyn, Somerset County, New Jersey.

             "Non-Material Subsidiary" means at any given time, a company within the Group the value of whose assets does not exceed (pound)200,000.

             "Outstandings" means in relation to each Bank, at the time of a distribution of the Net Proceeds, the amount owing to that Bank by all the Borrowers under this Agreement in respect of the Priority Obligations.

             "Participation" means, in relation to a Bank and a Revolving Advance, the part of such Revolving Advance or the Revolving Loan, as the case may be, made available or to be made available by such Bank and thereafter the part of such Advance or the Revolving Loan, as the case may be, owing to such Bank from time to time.

             "Participation Percentage" means, at any time, in relation to the Banks the percentage of their participation in the risk incurred by the Overdraft Bank under the Overdraft Facility as set out in
             Schedule 7 of this Agreement.

             "Permitted Encumbrance" means:

             (i) any Encumbrance constituted or evidenced by any of the Financing Documents;

             (ii) any rights of set-off or liens arising in the ordinary course of business;

             (iii) any arrangements for retention of title to goods arising in the ordinary course of business;

             (iv)     Encumbrances existing as at the date hereof;

             (v) any Encumbrance which the Banks have at any time in writing agreed shall be a Permitted Encumbrance;

             (vi) any Encumbrance over goods or documents of title to goods or negotiable instruments in respect thereof created in support of any documentary credit or letter of credit transaction entered into by a company within the Group in the ordinary course of its trading activities;

             (vii) in the case of a company becoming a member of the Group after the date hereof, any Encumbrance existing over the assets of that member of the Group at the time it became a member of the Group provided that (a)the principal amount secured thereby is not increased, (b) such Encumbrance is not created in contemplation of or in connection with its becoming a member of the Group,
                      (c) such Encumbrance is discharged within 180 days after such company becoming a member of the Group, and (d) no other member of the Group has provided any guarantee, support or other financial accommodation in relation to the amount secured thereby;

             (viii) any Encumbrance existing over any assets acquired by any member of the Group at the time of acquisition, provided that (a) the principal amount secured thereby is not increased, (b) such Encumbrance is not created in contemplation of or in connection with the acquisition of such asset by any member of the Group, and (c) such Encumbrance is discharged within 180 days after the asset is required by such member of the Group;

             (ix) any Encumbrance arising out of the right of a clearing bank to combine or consolidate any accounts or to set-off or transfer any sum or sums standing to the credit of any account in or towards satisfaction of any present or future liabilities to that clearing bank; and

             (x) in the case of HLS, Encumbrances for taxes, assessments or governmental charges or levies not yet delinquent or which are being actively contested in good faith by appropriate proceedings and, where the obligation secured by such Encumbrance is not more than 60 days overdue, Encumbrances placed on the property of HLS or any Subsidiary of it securing claims of mechanics or suppliers arising in the ordinary course of business.

             "Permitted Indebtedness" means:

             (a)   Indebtedness under any Financing Document;

             (b) Indebtedness existing at the date of this Agreement of the Group Companies;

             (c)   Indebtedness of any Group Company to another Group Company;

             (d) without limitation to (b) above, Indebtedness owing under an asset purchase agreement dated 14th March 1997 between Ciba Geigy plc, the Parent and HLSL;

             (e) Indebtedness incurred with the consent of the Agent acting on the instructions of the Majority Banks;

             (f) Indebtedness under Finance Leases in an aggregate principal amount of up to (pound)750,000 in each Financial Year of the Group; and

             (g) any Indebtedness which refinances any Indebtedness referred to in (a), (b), (c), (d), (e) or (f) up to the amount then outstanding above.

             "Placings" mean the Investor Placing and the Shareholder Placing.

             "Priority Obligations" means all moneys owing, obligations and other liabilities of the Borrowers to the Banks and the Agent under the Revolving Credit Facility.

             "Qualifying Bank" means an institution which is a bank as defined by section 840A of the Income and Corporation Taxes Act 1988.

             "Revolving Advance" means each revolving advance drawn down under the Revolving Credit Facility or, as the case may be, the outstanding principal amount of each such revolving advance.

             "Revolving Credit Facility" means the Revolving Credit Facility referred to in Clause 3.1.1.

             "Revolving Credit Facility Limit" means, subject to Clauses 7.3 and 7.4, (pound)24,500,000.

             "Revolving Loan" means, at any time, the aggregate of all Revolving Advances outstanding at that time.

             "Security" means the documents listed in Schedule 5 together with any other guarantees and documents creating security executed and delivered on or before or after the date hereof by any member of the Group securing the obligations and liabilities of any of the Borrowers and the other members of the Group under this Agreement and the Existing Ancillary Facilities (and Security Documents shall be defined accordingly).

             "Security Period" means the period starting on the date hereof and ending on the date on which all of the obligations and liabilities of the members of the Group under each of this Agreement and the Security are discharged in full and none of the Agent and the Banks has any continuing obligation in relation to the Revolving Credit Facility and the Existing Ancillary Facilities.

             "Shareholder Placing" means the raising by the Parent of new equity by means of a placing and open offer of 57,003,431 ordinary shares of 5 pence each in the Parent in order to raise not less than (pound)7,000,000 (gross).

             "Shareholder Placing Agreement" means the agreement of even date herewith between the Parent and DKB relating to the Shareholder Placing.

             "Shareholders" means certain institutional shareholders of the Parent.

             "SSAP" together with a number means the statement of standard accounting practice issued by the Institute of Chartered Accountants for application in England and Wales and identified by reference to that number.

             "Sterling", "Pounds" and "(pound)" means the lawful currency for the time being of the United Kingdom.

             "Subsidiary"  has the meaning  ascribed to it by section 736 of the
             Companies   Act  1985  and   "Subsidiaries"   shall  be   construed
             accordingly.

             "Tax" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or accrued, together with any penalties, additions, fines, surcharges or interest relating thereto and "Taxes" and "Taxation" shall be construed accordingly.

             "TMG Companies" means, but only for so long as Travers Morgan Limited, (a company incorporated in England and Wales with registered number 2232567) is in administration or liquidation, all and each of Travers Morgan Limited, and each of its Subsidiaries as at the date of this Agreement and "TMG Company" shall be construed accordingly.

             "Total Commitments" means the aggregate of the Banks' Commitments.

             "Transaction Proceeds" means the monies (net of costs) raised by the Parent pursuant to the Placings.

             "Transfer Certificate" means a transfer certificate in substantially the form set out in Schedule 4.

             "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar Tax or any turnover Tax replacing or introduced in addition to any of the same.

             "Wilmslow Disposal" means the Disposal of the Wilmslow Property.

             "Wilmslow Property" means the property situated at Wilmslow, near Manchester and owned by HLSL.

1.2          Clause Headings

             Clause headings are for convenience of reference only and shall not affect the construction of this Agreement.

1.3          Interpretation

             In this Agreement, unless the context otherwise requires:

             (a)         references to this Agreement include the Schedules;

             (b) references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Agreement as amended from time to time;

             (c) references to any person shall be construed so as to include that person's permitted assigns, transferees or successors in title;

             (d) references to statutes and other legislation shall include all re-enactments and amendments thereof;

             (e) references to (or to any specified provisions of) any Financing Document or any other document shall be construed as references to such Financing Document, that provision or that document as amended or novated or supplemented, as the case may be, from time to time;

             (f) references to a document being in the "agreed form" means that document the form and content of which has been approved by the Agent and which has been endorsed on it the words "in an agreed form" and is initialled on behalf of or by the Agent and the Parent;

             (g) accounting terms shall be construed so as to be consistent with GAAP;

             (h) references to the singular shall include the plural and vice versa and references by way of male, female or neuter pronoun shall include references to all genders;

             (i) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

             (j) unless otherwise stated herein the obligations and liabilities of the Borrowers herein are the joint and several obligations and liabilities of the Borrowers; and

             (k) references to working capital purposes or requirements or similar expressions shall include without limitation Capital Expenditure and the payment or repayment of any other amount payable under the Financing Documents, the Bridging Facility, the Existing Facilities and the Existing Ancillary Facilities.


2.           CONDITIONS PRECEDENT

2.1 Notwithstanding any other term of this Agreement, none of the Agent and the Banks shall be under any obligation to make the Revolving Credit Facility available to the Borrowers unless the Agent has notified the Parent and the Banks that it has received all the documents and items listed in Schedule 6.

2.2 The Agent on receipt of all the documents listed in Schedule 6 shall as soon as practicable acknowledge to the Borrowers that such documents have been received and, accordingly, subject to the satisfaction of the Conditions Precedent referred to in paragraph
             (ii), (iii) and (iv) of Schedule 6 and the applicable conditions precedent set out in Clause 5.2.1(b), (c) and (d), the Revolving Credit Facility is available for drawing.


3.           FACILITIES

3.1.         Facilities

3.1.1 Subject to the terms and conditions of this Agreement the Banks agree to make available to the Parent, a sterling revolving credit facility in the maximum principal amount of (pound)24,500,000.

3.1.2        For  the  avoidance  of  doubt,   it  is  hereby   declared   that,
             notwithstanding any other provision of this Agreement:

             (i) the aggregate of the Revolving Advances shall not, at any time, exceed the Total Commitments; and

             (ii) no Bank shall be obliged to lend more than its Commitment.

3.2          Obligations Several

3.2.1        The obligations of the Banks under this Agreement are several.

3.2.2 The failure of a Bank to carry out its obligations hereunder shall not relieve any other party hereto of any of its obligations hereunder.

3.2.3 None of the Banks shall be responsible for the obligations of any others hereunder.

3.3          Rights Several

3.3.1 Without prejudice to the provisions of this Agreement relating to or requiring action by all or any of the Banks, the rights of each of the Banks and the Agent are several and all amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

3.3.2 Each Bank and the Agent may, except as otherwise stated in this Agreement, separately enforce its rights hereunder.

3.4          Existing Ancillary Facilities

             NatWest agrees to continue to provide the Existing Ancillary Facilities on the same terms and conditions which apply thereto on the date hereof save that the same may only be withdrawn or cancelled or required to be repaid in accordance with the provisions of Clause 13.2.


4.           PURPOSE

4.1          Purpose of the Revolving Credit Facility

             The proceeds of the Revolving Credit Facility shall be used:

             (i)  to repay the Existing Facilities Outstandings; and thereafter

             (ii) for the general working capital purposes of the Group.

4.2          Undertaking by the Parent

             The Parent undertakes that it will use the Revolving Credit Facility only as permitted by this Clause 4.

4.3          No Liability

             Neither the Agent nor any of Banks shall be concerned as to the use or application of the proceeds of the Revolving Credit Facility.


5.           DRAWDOWN AND PARTICIPATIONS

5.1          Drawdown under the Revolving Credit Facility

5.1.1 Revolving Advances shall be made to the Parent at any time during the Commitment Period when requested by the Parent by means of a Drawdown Notice in accordance with Clause 5.3. At the close of business on the last day of the Commitment Period, the Commitment of each Bank shall be automatically cancelled.

5.1.2 Revolving Advances shall be drawn in Sterling and shall be in an amount of at least (pound)1,000,000 and be an integral multiple of, (pound)500,000, or, if less, the amount of the Available Revolving Credit Facility.

5.1.3 No more than 8 Revolving Advances shall be outstanding at any one time.

5.1.4 No Revolving Advance shall be made if the making of that Revolving Advance would result in the Revolving Loan exceeding the Total Commitments.

5.2          Drawdown

5.2.1 Whenever the Parent wishes a Revolving Advance to be made, it shall give a Drawdown Notice to the Agent to be received not later than
             11.00 a.m. (London time) two (2) Business Days prior to, the relative Drawdown Date PROVIDED THAT notwithstanding any other provision of this Agreement (save for Clause 5.2.5), no Drawdown Notice may be served in respect of a Revolving Advance and no Revolving Advance will be made:

             (a)   unless the Conditions Precedent shall have been satisfied; or

             (b) if a Default or, a Default Occurrence, has occurred and is continuing unremedied and unwaived by the Agent acting on the instructions of the Majority Banks or if a Default would occur on the making of such Revolving Advance; or

             (c) unless the representations and warranties deemed to be repeated pursuant to Clause 11.3 are, or will be, true and accurate in all material respects on the date on which the relative Drawdown Notice is served and on the relative Drawdown Date; or

             (d) in respect of a Revolving Advance, if the making of such Revolving Advance would cause the amount of the Revolving Loan to be greater than the Revolving Credit Facility Limit.

5.2.2 Subject always to the other terms of this Agreement, a Drawdown Notice shall be irrevocable and the Parent shall be obliged to borrow in accordance with its terms.

5.2.3 Revolving Advances shall be made only on a Business Day falling before the end of the Commitment Period.

5.2.4 Promptly upon receipt of the same, the Agent shall notify the Banks of its receipt of a Drawdown Notice.

5.2.5 Clauses 5.2.1(b) and (c) shall not apply in the case of the first drawdown under the Revolving Facility to the extent used to repay the Existing Facility Outstandings or any other drawdown in respect of a Revolving Advance used to repay in whole or in part one or more maturing Revolving Advances in aggregate in the same or a greater amount.

5.3          Participations and Payments

5.3.1 Subject always to the other terms of this Agreement, each Bank acting through its Lending Office, agrees to contribute its Participation in each Revolving Advance in the amount of its Participation being that proportion which its undrawn Commitment bears to the undrawn part of the Total Commitments on the relative Drawdown Date.

5.3.2 Subject to receiving written notification from the Agent of the terms of a Drawdown Notice, each Bank shall on the relative Drawdown Date make available to the Agent to such account as the Agent may have previously specified for this purpose, not later than 11.00 a.m. (London time) on such date in immediately available funds, an amount in Sterling equal to its Participation in the requested Revolving Advance.

5.4          Repayment of Existing Facilities

5.4.1 The Borrowers hereby irrevocably instruct the Agent and the Agent agrees to apply such part of the Transaction Proceeds as is necessary to repay the Bridging Facility in full.

5.4.2 The repayment of the Bridging Facility shall be made on the date of receipt by the Agent of the Transaction Proceeds.

5.4.3 No indemnity payment, breakage costs, prepayment or cancellation fees or other amounts shall be payable in respect of any repayment in accordance with this Clause 5.4 other than pursuant to a side letter dated today's date between the Parent and the Agent.

5.4.4        On and  with  effect  from the date of  repayment  of the  Bridging
             Facility,   the  Bridging  Facility  shall  be  terminated  and  be
             cancelled.

5.4.5 The repayment of the Existing Facilities Outstandings by means of the drawing of the first Revolving Advance on any date shall be permitted notwithstanding that the repayment would not otherwise be permitted but for this Clause 5.

5.4.6        On and  with  effect  from the date of  repayment  of the  Existing
             Facilities   Outstandings,   the  Existing   Facilities   shall  be
             terminated and cancelled.

5.4.7 The Existing Facilities are hereby amended to the extent necessary to give effect to this Clause 5.4.

5.5          Confirmation

             The Banks warrant and undertake to each of the Borrowers that apart from this Revolving Credit Facility, the Existing Ancillary Facilities, the Existing Facilities and the Bridging Facility are the only lending facilities which are made available to the Group by the Banks as at the date hereof.


6.           INTEREST

6.1          Interest Rate

             Interest shall accrue on each Revolving Advance in respect of each Interest Period at the rate, in each case, determined by the Agent to be the aggregate of:

             (i)         the Margin;
             (ii)        LIBOR; and
             (iii)       Mandatory Cost Rate.

6.2          Interest Periods

6.2.1 The Parent shall select an Interest Period for a Revolving Advance in the relevant Drawdown Notice. Interest Periods in respect of a Revolving Advance may be of one or three months' duration or such other period as the Banks (acting reasonably) may agree with the Parent.

6.2.2 No Interest Period shall extend beyond Final Repayment Date and if an Interest Period purports so to do, it shall nevertheless expire on Final Repayment Date.

6.2.3 Any Interest Period which commences on the last Business Day in a month or on a Business Day for which there is no numerically corresponding day in the month in which that Interest Period is to end, shall (subject to Clause 6.2.4) end on the last Business Day in that later month.

6.2.4 Any Interest Period which would otherwise end on a day which is not a Business Day, shall end on the next succeeding Business Day or, if that day falls in the following month, on the immediately preceding Business Day.

6.3          Default Interest

6.3.1 If a Borrower fails to pay any sum payable under any Financing Document on the due date, such Borrower shall pay default interest on such sum (or, as the case may be, the amount thereof for the time being due and unpaid) to the Agent for the account of the Agent or the Banks, as the case may be, from the due date to the date of actual payment in full calculated by reference to successive Interest Periods (each of such duration as the Agent may from time to time select (but not shorter than one week) and the first beginning on the relative due date) at the rate per annum being the aggregate of:

             (i)         1 per cent. per annum;

             (ii)        the Margin;

             (iii)       LIBOR; and

             (iv)        the Mandatory Cost Rate.

6.3.2 So long as the default continues, such rate shall be recalculated in accordance with the provisions of this Clause 6.3 on the last day of each such Interest Period and unpaid interest then payable but unpaid under this Clause shall if not paid be compounded at the end of each Interest Period.

6.4          Calculation and Payment of Interest

6.4.1 Promptly following the beginning of each Interest Period, the Agent will notify the relative Borrower of the rate and amount of interest payable for such Interest Period (but in the case of such interest calculated under Clause 6.3, any such notification need not be made more frequently than weekly). Such notification shall set out in reasonable detail the basis of computation of the amount of interest so payable.

6.4.2 Interest due from the relative Borrower to any of the Agent and the Banks under this Agreement shall:

             (i) accrue from day to day at the appropriate rate calculated under this Clause 6;

             (ii) except as otherwise provided in this Agreement, be paid by the relative Borrower to the Agent for the account of the Banks or the Agent, as the case may be, in arrear on each Interest Date, save that in the case of any Interest Period which is for longer than 3 months, the relative Borrower shall pay interest at the end of each 3 month period during such period and on the relative Interest Date;

             (iii) be calculated on the basis of the actual number of days elapsed and a 365 day year; and

             (iv) be payable after as well as before judgment.

6.5          Agent's Determination

             The determination by the Agent of any interest payable under any of Clauses 6.1 and 6.3 shall constitute prima facie evidence of the amount payable by the relative Borrower.

6.6          Adjustment to Margin

             The Margin of 1% per annum applicable to drawings in excess of (pound)19,500,000 shall only apply for so long as there remains standing to the credit of the Deposit Account the sum of at least (pound)5,000,000. For each pound by which the amount standing to the credit of the Deposit Account is reduced below (pound)5,000,000 the Margin shall be increased to 2% per annum in respect of an equivalent amount of drawings in excess of (pound)19,500,000.


7.           REPAYMENT

7.1          Repayment of the Revolving Loan

7.1.1 Subject to the terms of this Agreement, the Parent shall repay each Revolving Advance in full on the relevant Interest Date by means of a payment to the Agent (for the account of the Banks).

7.1.2 Subject to the terms of this Agreement, any amounts repaid under this Agreement may be re-borrowed.

7.1.3 If all or part of an existing Revolving Advance is to be repaid from the proceeds of all or part of a new Revolving Advance, then as between each Bank and the Borrower, the amount to be repaid by the Borrower shall be set off against the amount to be advanced by that Bank in relation to the new Revolving Advance and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

7.1.4 For the avoidance of doubt the Revolving Loan shall be repaid by the Borrower in full on the Final Repayment Date.

7.2          Prepayment

             Subject to Clauses 7.3, 8 and 9 the Borrower may not prepay any Revolving Advance before the end of its Interest Period.

7.3          Mandatory Prepayment on Wilmslow Disposal and other Disposals

7.3.1 On completion of the Wilmslow Disposal the Parent shall procure that there is paid into its current account with NatWest the net proceeds of sale received by HLSL of the Wilmslow Property after deduction only of any amounts owing under the Ciba Geigy Agreement and the direct costs (including any VAT) incurred in relation to such sale (the "Net Wilmslow Proceeds").

7.3.2 On completion of any Disposals or series of connected Disposals in respect of which the Disposal Proceeds exceed (pound)50,000 the Parent shall procure that there is paid into its current account with NatWest the Disposal Proceeds.

7.3.3 If there is sufficient Headroom in the Revolving Credit Facility the Revolving Credit Limit shall be reduced by an amount equivalent to the Net Wilmslow Proceeds or the relevant Disposal Proceeds (as the case may be). To the extent that there is not sufficient Headroom the Revolving Credit Limit shall be reduced by an amount equivalent to the Net Wilmslow Proceeds or the relevant Disposal Proceeds (as the case may be) on the next Interest Date. Any such reduction shall reduce each Bank's Commitment rateably.

7.4          Cancellation

7.4.1 The Parent may, by giving the Agent not less than 2 Business Days' prior notice, cancel all or part of the Available Revolving Credit Facility (but if in part, in a minimum amount of (pound)1,000,000 and an integral multiples of (pound)500,000).

7.4.2 Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The Agent shall promptly notify the Banks of receipt of any such notice.

7.4.3 The Parent may not borrow any part of the Revolving Credit Facility which has been cancelled. Any cancellation shall reduce each Bank's Commitment rateably.

7.4.4 The Parent may not cancel all or part of the Revolving Credit Facility except as expressly provided in this Agreement.


8.           CHANGES IN CIRCUMSTANCES

8.1          Illegality

             If by reason of a Change it is or becomes illegal for a Bank to maintain its Commitment or to continue to make available or fund its Participation in any Revolving Advance, then:

             (a)         that Bank shall notify the Agent and the Parent; and

             (b)         (i)     the Commitment of that Bank shall be cancelled
                                 immediately; and

                         (ii) the Parent shall prepay to the Agent (for the account of that Bank) that Bank's Participation in all Revolving Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by that Bank (or, if permitted by the relevant law, on the next Interest Date of the relevant Revolving Advances).

             Any such prepayment under paragraph (b)(ii) above shall be subject to Clause 9.3.

8.2          Increased Costs

8.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in Clause 8.2.3) to a Bank (or any company of which that Bank is a Subsidiary) then the Parent shall pay (as additional interest) to the Agent (for the account of that Bank) within 5 Business Days of demand all amounts which that Bank certifies to be necessary to compensate that Bank (or any company of which that Bank is a Subsidiary) for the Increased Cost.

8.2.2 Any demand made under Clause 8.2.1 shall be made by the relevant Bank through the Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

8.2.3        In this Clause 8.2:

             "Increased Cost" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Bank (or any company of which that Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment or Participation in any Revolving Advance of that Bank or the funding of that Bank's Participation in any Revolving Advance:

             (a) any Tax Liability (other than Tax on Overall Net Income)
                 incurred by  that Bank;

             (b) any changes in the basis or timing of  Taxation  (other than Tax on Overall Net Income) of that Bank in relation to its Commitment or Participation in any Revolving Advance or to the funding of that Bank's Participation in any Revolving Advance;

             (c) the cost to that Bank (or any company of which that Bank is a
                 Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by that Bank (or any company of which that Bank is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to the Revolving Credit Facility or of a change to the weighting of that Bank's
                 Commitment or Participation in any Revolving Advance; and

             (d) the cost to that Bank of  complying  with any  reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements).

             "Tax Liability" means, in respect of any person:

             (a) any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

             (b) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

             (c) the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

             (d) the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.

             For the purposes of this definition of "Tax Liability", any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the relevant person's auditors.

             "Tax on Overall Net Income" means, in relation to a Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of that Bank by the jurisdiction in which its Lending Office or its head office is situated.

8.2.4 The Parent shall not be obliged to make a payment in respect of an Increased Cost under this Clause 8.2 to the extent that the Increased Cost has been compensated for by the payment of Mandatory Cost Rate or the operation of Clause 9.4 (or would be so compensated but for the operation of Clause 9.4.4 or Clause 19).

8.2.5 If the Parent is required to pay any amount to a Bank under this Clause 8.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Parent giving the Agent and that Bank not less than 10 Business Days' prior notice (which shall be irrevocable), the Parent may prepay all, but not part, of that Bank's Participation in the Revolving Loan together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 9.3. On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

8.3          Market disruption

8.3.1        If, in relation to an Revolving Advance and a particular Interest
             Period:

             (a) the Agent determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR for that Revolving Advance for that Interest Period; or

             (b) the Agent has been notified by a group of Banks whose Commitments together exceed 50 per cent. of the Total Commitments that in their opinion:

                     (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Participations in that Revolving Advance for that Interest Period; or

                     (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for that Interest Period,

             the Agent shall promptly notify the Parent and the Banks of that event (such notice being a "market disruption notice").

8.3.2 If a market disruption notice applies to a proposed Revolving Advance, that Revolving Advance shall not be made. Instead, the Agent and the Borrowers shall immediately enter into negotiations for a period of not more than 30 Business Days with a view to agreeing a substitute basis for calculating the interest rate for the Revolving Advance or for funding the Revolving Advance (whether in Sterling or another currency). Any substitute basis agreed by the Agent (with the consent of all the Banks) and the Borrowers shall take effect in accordance with its terms and be binding on all the Parties. This Clause 8.3.2 shall not apply in respect of a proposed Revolving Advance used to repay one or more maturing Revolving Advances in aggregate in the same amount or a greater amount and Clause 8.3.3 shall apply instead.

8.3.3 If a market disruption notice applies to an outstanding Revolving Advance, then:

             (a) the Agent and the Parent shall immediately enter into negotiations for a period of not more that 30 Business Days with a view to agreeing a substitute basis for calculating the rate of interest for the Revolving Advance or for funding the Revolving Advance (whether in Sterling or another currency);

             (b) any substitute basis agreed under Clause 8.3.3(a) by the Agent (with the consent of all the Banks) and the Parent shall take effect in accordance with its terms and be binding on all the Parties;

             (c) if no substitute basis is agreed under Clause 8.3.3(a), then, subject to Clause 8.3.4, each Bank shall (through the Agent) certify before the last day of the Interest Period to which the market disruption notice relates a substitute basis for maintaining its Participation in the Revolving Advance which shall reflect the cost to the Bank of funding its Participation in the Revolving Advance from whatever sources it reasonably selects plus the Margin and (if applicable) Mandatory Cost Rate; and

             (d) each substitute basis so certified shall be binding on the Parent and the certifying Bank and treated as part of this Agreement.

8.3.4 If no substitute basis is agreed under Clause 8.3.3(a), then, so long as the circumstances giving rise to the market disruption notice continue and subject to the Parent giving the Agent and the Banks not less than 10 days' prior notice (which shall be irrevocable), the Parent may prepay the Revolving Advance to which the market disruption notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 9.3.

8.3.5 If circumstances which gave or would give rise to the service of a market disruption notice cease, the original basis for calculating LIBOR will again apply.

8.4          Mitigation

8.4.1 If any circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of Clause 8.1, 8.2, 8.3 or 9.4 to the detriment of the Parent, then that Bank shall:

             (a) promptly upon becoming aware of those circumstances and their results, notify the Agent and the Parent; and

             (b) in consultation with the Agent and the Parent, take reasonable steps to mitigate the effects of those circumstances (including changing its Lending Office or consulting with the Parent with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the Parent) in a manner which will avoid the circumstances in question and on terms reasonably acceptable to the Agent, the\ Parent and thatBank, provided that no Bank shall be obliged to take any steps which in its reasonable opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material additional costs or expenses.

8.4.2 Nothing in this Clause 8.4 shall limit, reduce, affect or otherwise qualify the rights of any Bank or the obligations of the Parent under Clauses 8.1, 8.2, 8.3 and 9.4 other than as expressly provided.

8.4.3 Each Bank undertakes to notify the Parent as soon as is reasonably practical of any matter of which the Bank becomes aware which would or might reasonably be expected to give rise to any obligation or liability on the part of the Parent under this Clause 8.

8.5          Certificates

             The certificate or notification of the Agent or, as the case may be, the relevant Bank as to any of the matters in relation to which this Clause 8 provides for a certificate or notification to be given shall be in reasonable detail and shall be prima facie evidence of the contents thereof.


9.           PAYMENTS

9.1          Time and Place

             All payments to be made by the Borrowers in relation to this Agreement shall be made on the due date in immediately available funds in Sterling by no later than 12.00 noon (London time) to the appropriate account in London of the Agent which account shall have been previously specified by the Agent.

9.2          Business Days

             If, but for this Clause, any sum would become due for payment under this Agreement on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day PROVIDED THAT if the next succeeding Business Day falls in the next calendar month, then such payment shall be made on the immediately preceding Business Day.

9.3          Indemnity and Breakage Costs

9.3.1 Each Borrower agrees to indemnify each Bank on demand against any loss or expense (including, but not limited to any loss or expense sustained or incurred or to be sustained or incurred by any Bank in liquidating or employing deposits acquired or contracted for to effect or maintain its Participation in the Revolving Loan or any part thereof other than any loss of Margin) which such Bank has sustained or incurred as a consequence of any of:

             (i) a Revolving Advance not being made, following the service of a Drawdown Notice by reason of the non-fulfilment of any of the Conditions Precedent or otherwise (save as may arise as a result of the failure of such Bank to comply with its obligations hereunder);

             (ii) a failure of the Borrowers to make payment on the due date of any sum due under this Agreement; and

             (iii) the repayment of the Revolving Loan or the termination of the Revolving Credit Facility pursuant to Clause 13.

9.3.2 If any prepayment or repayment is made otherwise than on an Interest Date, each Borrower shall on demand pay to the Agent, for the account of the Banks, such additional amount (not being an amount to which the indemnity in Clause 9.3.1 applies) as the Agent may certify is necessary to compensate the Banks or any of them for any loss or expense on account of funds borrowed, contracted for or utilised to fund the amounts so repaid or prepaid. Any certifications issued by the Agent pursuant to this Clause shall be in reasonable detail and constitute prima facie evidence of the contents thereof.

9.4          Grossing-Up

9.4.1 Subject to Clause 9.4.2, all sums payable to any of the Agent and the Banks by a Borrower pursuant to or in connection with any of the Financing Documents shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

9.4.2 If any deduction or withholding is required by law in respect of any payment due to any of the Agent and the Banks pursuant to or in connection with any of the Financing Documents, the relative Borrower shall:

             (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

             (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

             (c)         (i)   subject to Clause 9.4.4 increase the payment in
                               respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this Clause
                               9.4.2 shall mean the Agent or any Bank) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deductions or withholdings; or

                         (ii) subject to Clause 9.4.4. if the payment is to be made by any other Borrower, pay directly to the payee such sum (a "compensating sum") as will, after taking into account any deduction or withholding which the relative Borrower is obliged to make from the compensating sum, enable the payee to receive, on the due date for payment, a net sum equal to the sum which the payee would have received in the absence of any obligation to make any deductions or withholdings; and

             (d) as soon as reasonably practicable deliver or procure the delivery to the relative payee of receipts or other documentation reasonably satisfactory to the payee evidencing each of the deductions or withholdings which has been made.

9.4.3 If the Agent is obliged to make any deduction or withholding from any payment to any of the Banks (an "agency payment") which represents an amount or amounts received by the Agent from any Borrower under any of the Financing Documents, the relative Borrower shall pay directly to the relative Bank such sum (an "agency compensating sum") as will, after taking into account any deduction or withholding which the relative Borrower is obliged to make from the agency compensating sum, enable such Bank to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which such Bank would have received in the absence of any obligation to make any deductions or withholdings.

9.4.4 The Borrowers shall not be required to pay an additional amount under this Clause 9.4 if the payment in respect of which the deduction or withholding is required is a payment of interest on a Revolving Advance and:

             (a) at the time the Revolving Advance was made, the Bank making the relevant Revolving Advance was not a Qualifying Bank otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if the Advance had been made by a Qualifying
                   Bank); or

             (b) at the time when the interest is paid, the Bank to which the relevant payment is made is not beneficially entitled to it or, being beneficially entitled to it, the Bank is not within the charge to United Kingdom corporation tax as respects it otherwise than as a consequence of a Change occurring after the date of this Agreement(and the obligation to deduct or withhold would not have arisen if the Bank had been beneficially entitled to the interest and had been within the charge to United Kingdom corporation tax as respects it).

9.4.5        (a)   If any of the Banks determines, in its absolute discretion acting in good faith, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Borrower has made an increased payment or paid a compensating sum or an agency compensating sum under Clause 9.4, such Bank shall, provided that the Agent and each Bank has received all amounts which are then due and payable by the Borrowers under any of the Financing Documents, pay to such Borrower
                   (to the extent that such Bank can do so without prejudicing the amount of such benefit or repayment and the right of such Bank, to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Bank, in its absolute discretion shall in good faith determine, will leave such Bank in no worse position than it would have been in if the deduction or withholding had not been required PROVIDED THAT:

                   (i) each Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

                   (ii) no Bank shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

                   (iii) if a Bank has made a payment to a Borrower pursuant to this Clause 9.4.5 on account of any Tax benefit and it subsequently transpires that such Bank did not receive that Tax benefit, or received a lesser Tax benefit, the relative Borrower shall, on demand, pay to such Bank such sum not exceeding the amount of the said payment made by it to the Borrower as the relative Bank may determine as being necessary to restore its after-Tax position to that which it would have been had no adjustment under this Clause (iii) been necessary.

             (b) No Bank shall be obliged to make any payment under this Clause 9.4.5 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

9.5          Prepayment Right

             If a Borrower is required to make an increased payment for the account of a Bank under Clause 9.4.2 or 9.4.3 (but only so long as such requirement exists), subject to giving the Agent and such Bank not less than 10 Business Days' prior written notice (which shall be irrevocable), the relative Borrower may prepay such Bank's
             Participation in the Revolving Credit Facility together with accrued interest thereon PROVIDED THAT any such prepayment shall be subject to the provisions of Clause 9.3 above. On any such prepayment the Commitment of the relevant Bank will be cancelled and reduced to zero.

9.6          Accounts as Evidence

             Each Bank shall maintain in accordance with its usual practice an account or accounts, which account or accounts shall, in the absence of manifest error, as between the Borrowers and such Bank be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to such Bank under this Agreement.

9.7          Currency of Account

             All payments to be made by a Borrower in respect of a Revolving Advance, whether of interest or principal, shall be made in Sterling. All payments to be made under any indemnity or reimbursement provision of this Agreement relating to costs, losses and expenses shall be paid in Sterling.

9.8          Borrowers' Payments

9.8.1 The Agent may assume that each Borrower will make all payments due from it under this Agreement on the due date and the Agent may, in reliance upon such assumption, make available to each Bank on any payment date an amount equal to such Bank's pro-rata share of such assumed payment.

9.8.2 If a Borrower does not in fact make such payment to the Agent, each Bank shall forthwith on demand by the Agent repay to the Agent the amount made available to such Bank (together with interest thereon at the rate determined by the Agent as being its cost of funding such payment).

9.9          Banks' Payments

9.9.1 The Agent may assume that each Bank has made its Participation in a Revolving Advance available to the Agent on the relative Drawdown Date and the Agent may in reliance upon such assumption, make available to the Parent a corresponding amount.

9.9.2 If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand from the relative Borrower.

9.9.3 Where the Agent has made available an amount to a Borrower in reliance upon the assumption contained in Clause 9.9.1 but a Bank has not made its Participation in the relevant Revolving Advance available to the Agent then, unless that Bank notified the Agent in writing prior to the relevant Drawdown Date that it would not be making its Participation in such Revolving Advance available, that Bank shall:

             (a) if the relative Borrower does not refund the corresponding amount to the Agent within three (3) Business Days, reimburse the Agent for such amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand; and

             (b) indemnify the Agent from and against all losses, costs, charges and expenses which the Agent may incur or sustain by reason of that Bank not having made its Participation in the relevant Revolving Advance available.

9.10         Appropriation

             If the Parent shall pay a sum in relation to the Revolving Credit Facility which is less than the total amount due and payable under this Agreement on the day on which such sum is paid the Parent hereby waives any rights it may have to make any appropriation thereof as between any amounts so due and payable and the sum so paid shall be applied in or towards satisfaction of principal, interest, fees and other sums which are due or overdue for payment on that day in such order as the Banks may determine PROVIDED THAT each Bank shall receive its pro-rata share of any such sum.


10.          SECURITY

             Subject to Clause 14 the obligations and liabilities of the Borrowers to the Agent and each Bank under this Agreement shall be secured by the interests and rights granted in favour of the Agent as trustee for itself and the Banks under the Security.


11.          REPRESENTATIONS AND WARRANTIES

11.1         Acknowledgement of Reliance

             Each Borrower hereby acknowledges that the Agent and each Bank has entered into this Agreement and accepted the security granted in favour of the Agent under the Security in full reliance on the representations and warranties made or deemed to be made and repeated under this Clause 11.

11.2         Representations and Warranties

             The Parent hereby represents and warrants to each of the Banks and the Agent that save as disclosed in the Circular or in paragraphs 5, 6, 7 and 8 of Schedule 4 to the Investor Placing Agreement:

             (a) Status: each member of the Charging Group is a limited company incorporated under the laws of England and Wales or, in the case of HLS, under the laws of the State of Delaware, USA and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

             (b) Powers and authority: each member of the Charging Group has power to execute, deliver and perform its obligations under the Financing Documents to which it is a party and to carry out the transactions contemplated by such Financing Documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same;

             (c) Binding obligations: the obligations of each member of the Charging Group under the Financing Documents to which it is a party, constitute its legal, valid and binding obligations and are in full force and effect;

             (d) Contraventions: the execution,delivery and performance by each member of the Charging Group of the Financing Documents to which it is a party does not:

                         (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it where such contravention would have a Material Adverse Effect;

                         (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound other than the Existing Facility where such conflict, breach or default would have a Material Adverse Effect; or

                         (iii) contravene or conflict with the provisions of its Memorandum and Articles of Association (or, in the case of HLS, its certificate of incorporation and by-laws);

             (e) Insolvency: (other than in respect of a solvent winding-up, dissolution or re-organisation previously notified to the Agent in writing) no member of the Group (other than the TMG Companies any Non-Material Subsidiary and any Dormant Subsidiary) has taken any action nor, to the best of the knowledge, information or belief of the Parent have any steps been taken or legal proceedings started or threatened against it for winding-up, dissolution or re-organisation, the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any material part or all of its assets or revenues;

             (f) No default: after the First Drawdown Date each member of the Group(other than the TMG Companies any Non-Material Subsidiary and any Dormant Subsidiary) is not (nor would be with any of the giving of notice, lapse of time, determination of materiality and other condition) in breach of or in default under any deed, instrument or any agreement to which it is a party (other than the Ciba Geigy
                    Agreement) or which is binding on it or any of its assets to an extent or in a manner which has a Material Adverse Effect;

             (g) Litigation: save as disclosed in writing to the Agent prior to the date hereof, no action, litigation, arbitration or administrative proceeding has been served on or, to the best of the knowledge, information or belief of the Parent is pending or threatened against any member of the Group
                    (other than the TMG Companies any Non-Material
                    Subsidiary and any Dormant Subsidiary) which is reasonably likely to be adversely determined and if so adversely determined would have a Material Adverse Effect and nor is there subsisting any unsatisfied judgment or award given against any of them by any court, board of arbitration or other body which has not been disclosed in writing to the Agent which would have a Material Adverse Effect;

             (h)    Accounts:

                    (i) each of the latest Accounts required to be delivered pursuant to Clause 12.1(a) is prepared in accordance with GAAP and gives a true and fair view of the financial position of the Parent as at the date to which the same were prepared and for the period then ended;

                    (ii) each set of management accounts required to be delivered under Clause 12.1(b) shows with reasonable accuracy in all material respects the financial condition of the member of the Group in respect of which they were prepared during the period to which they relate; and

                    (iii) all material liabilities (contingent or otherwise) which should have been fully disclosed or reserved against in such management accounts, were so disclosed or reserved against therein;

             (i) Encumbrances: no Encumbrance (other than Permitted Encumbrances) exists over all or any part of the present or future revenues or assets of any member of the Group (other than the TMG Companies, any Dormant Subsidiary or any Non-Material Subsidiary) which would have a Material Adverse Effect;

             (j) Authorisations: all material licences, consents, exemptions, clearances, filings, registrations and authorisations which are or may be necessary to enable each member of the Charging Group to perform its obligations under the Financing Documents to which it is a party and the fulfilment of the transactions contemplated by such documents and for the proper conduct of its business or which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Financing Documents are in full force and effect save where the absence of any of the same would not have a Material Adverse Effect;

             (k) No Encumbrances created: the execution of the Financing Documents by the members of the Charging Group and the exercise of each of their respective rights and the performance of each of their respective obligations thereunder will not result in the creation of any Encumbrance (other than a Permitted Encumbrance) over or in respect of any of their present or future revenues, assets or undertakings save where the creation of such encumbrance would not have a Material Adverse Effect;

             (l) Taxes: each of the members of the Group (other than the TMG Companies, each Non-Material Subsidiary and each Dormant Subsidiary) has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation where non-compliance would have a Material Adverse Effect;

             (m) Environmental law: to the best of its knowledge and belief each of the members of the Group save for the TMG Companies is currently complying with and has at all times complied with Environmental Law, every consent, authorisation, licence or approval required by each such member of the Group save for the TMG Companies (including those required under or pursuant to any Environmental Law) in connection ith the conduct of their respective business and the ownership, use, exploitation or occupation of their respective property and assets has been obtained and is in full force and effect, there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same save where any such non-compliance, breach or default would not have a Material Adverse Effect and, to the knowledge of the officers of the Parent, no circumstances have arisen (i) which would entitle any person to revoke, suspend, amend, vary, withdraw or refuse to amend any of the same or (ii) which has given rise to an Environmental Claim against any such member of the Group (save for any TMG Company) in either case which would have a Material Adverse Effect having regard to the cost to such member of the Group of meeting such Environmental Claim; and

             (n) Year 2000: it will have used all reasonable endeavours to ensure that the Company System will have been produced, tested and amended in such a manner on or before 31st December 1999 which will ensure that:

                         (i) a change of, reference to or use of a date before, on or after 31st December 1999 in the operation of the Company System, whether alone or in conjunction with each other Company System, will not have a Material Adverse Effect; and

                         (ii) the inclusion of a date or dates before, on or after 31st December 1999 in the date information exchanged with any item of equipment and software programme which is not a Company System but with which that Company System routinely exchanges date information in the course of its business will not have Material Adverse Effect, and without prejudice to the generality of (i) and (ii) above, each Company System will, in responding to two-digit date input and providing date output, resolve any ambiguity as to century in a manner which is consistent, clearly defined and apparent to the user.

11.3         Repetition

             The representations and warranties set out in Clause 11.2 shall survive the execution of this Agreement and (save for the representations and warranties made under Clauses 11.2(d)(i) and
             (ii), (e), (i), (k), (l), and (m) and save in relation to matters to which the Agent acting on the instructions of the Majority Banks shall have consented) shall be deemed to be repeated by the Parent on each Drawdown Date and each Interest Date as if made with reference to the facts and circumstances existing at that time PROVIDED THAT the wording in second set of brackets in Clause 11.2(f) shall not apply when such representation and warranty is deemed to be so repeated.


12.          UNDERTAKINGS

12.1         Information Undertakings

             The Parent hereby undertakes and agrees with the Agent and each Bank that throughout the Security Period that other than as the Agent acting on the instructions of the Majority Banks may consent it shall:

             (a) Accounts: as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, deliver to the Agent for distribution to the Banks, copies in sufficient numbers for all of them of the Accounts;

             (b) Management Accounts: as soon as the same become available, but in any event within 35 days after the end of each period of one month during each Financial Year of the Parent, deliver to the Agent for distribution to the Banks, copies in sufficient numbers for all of them of monthly management accounts (on a consolidated and non-consolidated basis) of the Group for such period to include:

                         (i)         a statement of profit and loss;

                         (ii)        a balance sheet;

                         (iii)       a cashflow statement;

                         (iv) a commentary comparing where appropriate all such information with the estimates, forecasts and projections in the cashflow forecasts provided to the Banks in relation to such period;

             (c) Interim Accounts: as soon as they become available but in any event within 60 days after the end of each successive period of 3 months during each of its Financial Years, deliver to the Agent for distribution to the Banks, its quarterly accounts, interim statement and preliminary announcement;

             (d) Other Information: furnish to the Agent such information, documents and records about the business, financial condition, operations and prospects of any member of the Group as the Agent may from time to time reasonably require;

             (e) GAAP: ensure that all Accounts and other financial information submitted to the Agent have been prepared in accordance with GAAP;

             (f) Shareholder documents: deliver to the Agent in sufficient copies for all of the Banks all documents despatched by it to its shareholders or creditors generally at the same time that they are so despatched; and

             (g) Default, litigation, etc: on becoming aware of the same promptly notify the Agent of:

                         (i)         any Default and any Default Occurrence;

                         (ii) any litigation, arbitration or administrative proceeding commenced against any member of the Group (other than a TMG Company or a Dormant Subsidiary) in respect of which the potential liability for such member of the Group is in excess of (pound)500,000; and

                         (iii) any Encumbrance (other than a Permitted Encumbrance) attaching to the assets or revenues of any member of the Group.

             (h) Cashflow: provide the Agent (when it provides the Agent with the monthly management accounts) rolling cashflow forecasts in respect of the Group relating to the 3 month period starting on that date (the need for these to be reviewed by the Agent 3 months after the date of this Agreement);

             (i) Annual budget: provide the Agent with sufficient copies for all of the Banks of the Group's budget for 1999 by 31st January 1999; and

             (j) Plans and Projections: provide the Agent with sufficient copies for all of the Banks or any strategy papers, plans or projections relating to any proposed Disposals to be made by the Group within 14 days of such papers being approved by the board of the relevant Group Company.

12.2         Positive Covenants

             The Parent hereby undertakes and agrees with the Agent and each Bank that, throughout the Security Period, it shall and it shall procure that each of the companies in the Group (other than the TMG Companies and in the case of (a), (b) and (c) below, Non-Material Subsidiaries or Dormant Subsidiaries) shall unless the Agent (acting on the instructions of the Majority Banks) shall otherwise agree:

             (a) Further documents: at the request of the Agent subject to Clause 14.2 execute or procure the execution of all such documents as are in the opinion of the Agent (acting reasonably), necessary to ensure that the Agent and the Banks obtain the full benefit of their rights and benefits under the Financing Documents;

             (b) Insurance: comply with all its obligations relating to insurances contained in the Security and without limitation to the foregoing maintain insurances in respect of such assets and in such amounts as are reasonable with regard to the size of its business and the value of its assets;

             (c) Authorisations: at all times comply with all laws and regulations applicable to it and which are necessary in relation to the conduct of its business generally and obtain, effect and maintain in full force and effect all governmental and other regulatory consents, licences, exemptions, clearances, filings, registrations and authorisations required for (i) the conduct of its business generally where the non-compliance with or absence of which would have a Material Adverse Effect and (ii) the validity, enforceability or, as the case may be, admissibility in evidence of the Financing Documents;

             (d) Environmental Compliance: use all reasonable endeavours to comply with all requirements of Environmental Law applicable to each such company (including without limitation, obtaining and maintaining in full force and effect all consents, authorisations, licences or approvals required from time to time in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets) save where any non-acceptance, breach of default would not have a Material Adverse Effect and promptly notify the Agent of (i) any Environmental Claim which has been made or threatened against any member of the Group or (to the knowledge of the Parent) against any occupier of any property owned or leased by any member of the Group or of any circumstance that arises which might give rise to any such Environmental Claim and (ii) any revocation, suspension, amendment, variation, withdrawal or refusal to grant any consent, authorisation, licence or approval, which in the case of either (i) or (ii) would give rise to an Environmental Claim against any such member of the Group which would have a Material Adverse Effect; and

             (e) Payment of US taxes: in respect of HLS only, will pay all taxes in the USA which if not paid would result in the taxation authorities in the USA having a prior claim over the New Jersey Property or the proceeds of sale thereof ahead of the Banks, provided that if HLS wants to dispute the payment of any tax levied against it the Banks shall allow the non payment of the relevant taxes subject to HLS first paying an amount equivalent to the amount of the taxes into a separate deposit account with FNBM which cannot be reduced or used by HLS until the conclusion of the dispute with the relevant taxing authority. Provided that no reduction of any sums in such deposit account by reason of any application by FNBM in accordance with this Agreement (whether by way of set-off, consolidation or combination of accounts or enforcement of Security or otherwise) shall give rise to a default under the provisions of this Clause 12.2(e).

12.3         Negative Covenants

             The Parent hereby undertakes with the Agent and each Bank that during the Security Period it shall not and the Parent shall procure that none of the companies in the Group (other than the TMG Companies, the Dormant Subsidiaries and, in respect of (b), (c) and
             (d) the Non-Material Subsidiaries) shall unless the Agent (acting on the instructions of the Banks) otherwise agrees:

             (a) Negative pledges: other than Permitted Encumbrances, create or permit to subsist any Encumbrance over any of its undertaking and assets from time to time where the same would have a Material Adverse Effect;

             (b) Change of business: make any change in its business as at present conducted, which would result in a substantial change in the nature of the business carried on by the Group as a whole or carry on any other business which is substantial in relation to the business of the Group as at present conducted;

             (c) Mergers: merge or consolidate with any other person other than a member of the Charging Group;

             (d)         Disposals:  make a Disposal other than:

                         (i)     in the ordinary course of its trading
                                 activities; or

                         (ii) where the proceeds of the Disposal are used within a reasonable period to purchase an asset to replace the asset the subject of that Disposal; or

                         (iii)   where the Disposal is of obsolete assets; or

                         (iv) where the Disposal is of a kind referred to in Clause 7.3; or

                         (v) where the Disposal is made by a Group Company to a member of the Charging Group; or

                         (vi) a Disposal on arm's length terms where the aggregate value of the assets which are the subject of a Disposal by Members of the Group (other than in accordance with paragraphs
                                 (i), (ii), (iii), (iv) and (v) above) in any
                                 Financial Year of the Parent does not exceed
                                 (pound)500,000. For the purposes of this paragraph, the value of any asset shall be the greater of its book value and the consideration received for it;

                       where such Disposal would have a Material Adverse Effect

             (e)         Indebtedness:   incur  any   indebtedness   other  than
                         Permitted Indebtedness where to do so would have a Material Adverse Effect;

             (f) Dividends: in respect of the Parent, make, pay or declare before 31st August 2000 any dividend or other distribution in relation to any shares forming part of its issued share capital;

             (g) Acquisitions: acquire any business of, or shares or securities of, any company (other than a Group Company) other than where:

                         (i) the aggregate of the consideration payable for, and Indebtedness assumed by members of the Group in connection with all such acquisitions made by members of the Group in any Financial Year of the Parent does not exceed (pound)100,000; and

                         (ii)        promptly on such acquisition:

                             (A) if the acquisition is of a business, the business and assets of the business become subject to the Existing Security; or

                             (B) if the acquisition is of shares comprising more than 50 per cent. of the issued share capital of a company, subject to any legal or contractual prohibition or limitation on the giving of any guarantee and debenture (or its equivalent under relevant law), that company executes a guarantee and debenture (or the equivalent documents (in a form approved by the Agent) under the laws of the jurisdiction of that company's incorporation) and delivers the same to the Agent;

             (h)   Capital Expenditure:

                   no member of the Group shall incur any Capital Expenditure if it would result in the aggregate Capital Expenditure incurred by the Group in any period set out in Column A below exceeding the amount set out opposite such period in Column B below:

                  Column A                              Column B
                  Period                               Amount ((pound)m)

                  1st July 1998 to 31st December 1998       4
                  1st July 1998 to 30th June 1999           8
                  1st July 1998 to 31st December 1999      12
                  1st July 1998 to 30th June 2000          16

             (i) Deposit Account: withdraw any monies from the Deposit Account other than for the Group's general working capital requirements. For the avoidance of doubt the restriction contained in this Clause 12.3(i) will prevent the Parent from transferring any monies standing to the credit of the Deposit Account into any account in the name of, or on behalf of, any Group Company with another bank or financial institution (other than FNBM where such monies are to be used by HLS for its general working capital requirements). For the avoidance of doubt the provisions of this Clause 12.3(i) will not prevent the transfer of any such monies to another account of a Borrower with the Agent for that Borrower's general working capital requirements.


13.          DEFAULT

13.1         Defaults

             There shall be a Default if:

             (a) Non Payment: any amount payable under this Agreement in respect of principal, interest or the Participation Fee referred to in Clause 16.4 is not paid by the relative Borrower at the place at which it is expressed to be payable and within 3 Business Days of the due date; or

             (b) Other defaults: except where such failure has been disclosed in the Circular or in paragraphs 5, 6, 7 and 8 of Schedule 4 to the Investor Placing Agreement any member of the Charging Group fails to comply with any of its obligations and undertakings under any of the Financing Documents (other than the obligations and undertakings referred to in the foregoing Clause 13.1(a)) which failure (other than any breach of the provisions of Clause 12.3) would have a Material Adverse Effect and, if such failure is capable of remedy, such Default is not remedied within 15 Business Days after notice of such failure has been given by the Parent to the Agent or (if earlier) within 15 Business Days, of the Agent becoming aware of such failure and giving notice thereof to the Parent; or

             (c) Breach of representation or warranty: any representation, warranty or statement made or deemed to be repeated by any member of the Charging Group under this Agreement or in any notice, certificate or statement of fact referred to in or delivered under this Agreement is or proves to have been incorrect when made or deemed to have been repeated and such incorrectness would result in a Material Adverse Effect and if the subject matter of such incorrectness is capable of correction it is not corrected within 15 Business Days after notice of the breach in question has been given by the Parent to the Agent or (if earlier) within 15 Business Days of the Agent becoming aware of the breach and giving notice thereof to the Parent; or

             (d) Financing Documents: subject to Clauses 13.4 and 14.2 any of the Financing Documents is not or ceases to be in full force and effect or the validity or enforceability of any of the terms of any of the Financing Documents shall be contested by any of the members of the Group; or

             (e) Cross-default: any Indebtedness (other than under the Existing Ancillary Facilities or, the Existing Facilities or the Bridging Facility) of any of the members of the Group (other than the TMG Companies or any Dormant Company) in aggregate in excess of (pound)1,000,000:

                   (i) is declared to be or otherwise becomes due and payable prior to its specified maturity; or

                   (ii) is not paid when due or within any applicable grace
                        period;

             (f) Attachments or distress: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any part of the undertaking and assets of any of the members of the Group other than the TMG Companies or any Dormant Company (having a value of at least (pound)500,000) which would have a Material Adverse Effect and the same is not discharged or terminated within 21 days of commencement; or

             (g) Inability to pay debts: any of the members of the Group (other than the TMG Companies any Non-Material Subsidiary or any Dormant Subsidiary):

                   (i) suspends payment of its debts generally or is unable or admits its inability to pay its debts as they fall due; or

                   (ii) commences negotiations with its creditors generally with a view to the general readjustment or rescheduling of all or part of its Indebtedness which it would otherwise not be able to pay as it falls due; or

                   (iii) proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

                   (iv) takes any steps to wind-up or dissolve itself or file any petition or action for relief under any bankruptcy, insolvency or moratorium law; or

             (h) Insolvency proceedings: any proceedings are started for the winding-up dissolution or reorganisation (otherwise than while solvent and on terms previously approved in writing by the Banks) of any Group Company (other than the TMG Companies, any Non-Material Subsidiary or any Dormant Subsidiary) except where such a winding-up petition is discharged within 21 days of its presentation or a receiver, administrative receiver, trustee, supervisor or similar officer is appointed in respect of any Group Company
                   (other than the TMG Companies, any Non-Material Subsidiary or any Dormant Subsidiary) or any material part of its revenues and assets;

             (i) Adjudication or appointment: any adjudication, order or, as the case may be, appointment is made under or in relation to any of the proceedings referred to in Clause 13.1(h); or

             (j) Administrators: a petition is presented for an administration order to be made in relation to any Group Company (other than any TMG Company, Non-Material Subsidiary or Dormant Subsidiary) which is not withdrawn within 2 Business Days of its presentation provided that such 2 Business Days grace period shall not apply if the Court abridges the notice period required pursuant to Rule 2.7 of the Insolvency Rules 1986; or

             (k) Analogous proceedings: any event occurs or proceeding is taken with respect to any member of the Group (other than a TMG Company a Non-Material Subsidiary or a Dormant Subsidiary) in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 13.1(h), (i) or
                   (j)  and  which  would  result  in a  Material  Adverse
                   Effect; or

             (l) Cessation of business: any of the members of the Group (other than the TMG Companies, any Non-Material Subsidiary or any Dormant Subsidiary) suspends, ceases or threatens to suspend or cease to carry on its business or sells, transfers or otherwise disposes of in any one transaction or series of transactions the whole or any substantial part of its assets other than to a member of the Charging Group without the prior written consent of the Banks where the same would result in a Material Adverse Effect; or

             (m) Change of control: a person other than any of the Investors (whether alone or together with any associated person or persons) becomes the beneficial owner of the issued share capital of the Parent carrying a right to exercise more than 50 per cent. of the votes at a general meeting of the Parent (for the purposes of this Clause "associated person" is a person who is "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person,

                   PROVIDED that any action taken pursuant to or in connection with the Ciba Geigy Agreement shall not be a Default unless the same results in a Default under sub-Clauses (g)-(k) above.

13.2         Acceleration etc.

             At any time when any Default remains unremedied and unwaived the Agent may with the agreement of the Majority Banks by notice to the Parent cancel the Revolving Credit Facility in whole or in part and:

             (i) require the Borrowers immediately to repay the Revolving Loan and repay or provide cash cover for contingent liabilities under the Existing Ancillary Facilities together with accrued interest thereon and immediately to pay all other sums payable under this Agreement, whereupon the same shall become immediately due and payable; or

             (ii) place the Revolving Loan and the Existing Ancillary Facilities on demand, whereupon the same and all other sums payable hereunder shall become repayable on demand made by the Agent on the instructions of the Majority Banks.

             Upon the service of any such notice by the Agent the Banks' obligations shall be terminated and each of the Banks' Commitments shall be cancelled and reduced to zero.

13.3 Acceleration of Existing Facilities, Existing Ancillary Facilities or Bridging Facility

             During the period between the date of this Agreement and the First Drawdown Date, the Banks shall not make demand for any amount outstanding under the Existing Facilities, the Existing Ancillary Facilities or the Bridging Facility unless (i) a Default remains unremedied and unwaived hereunder or (ii) either of the Investor Placing Agreement and the Shareholder Placing Agreement is terminated by any party thereto or (iii) either of the Investor Placing Agreement or the Shareholder Placing Agreement fails to become unconditional in accordance with its respective terms by 4th September 1998 or such later date as may be agreed for completion in accordance with its respective terms.

13.4         Appointment of receiver etc

             Notwithstanding any of the provisions in the Security neither the Agent nor the Banks shall be entitled to appoint an administrative or other receiver or similar officer over the whole or any part of the property, assets and undertaking of any member of the Charging Group, or otherwise to enforce the Security, unless there has been a Default and a demand has been made by the Agent pursuant to Clause 13.2.


14.          SET-OFF AND PRO-RATA PAYMENTS AND DEPOSIT ACCOUNT

14.1         Set-Off

             Each Borrower hereby authorises the Agent and each Bank to apply any credit balance on any account of the relative Borrower with any of the Agent and the Banks (subject to Clause 14.2) in satisfaction of any sum due and payable by such Borrower pursuant to the terms of the Financing Documents. For this purpose each of the Agent and the Banks is authorised to purchase at its spot rate of exchange with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application.

14.2         Deposit Account

14.2.1 Notwithstanding any of the provisions in any of the Security but subject to Clause 14.2.3 the Agent or FNBM (as the case may be) shall only be entitled to apply (whether by way of set-off consolidation or combination of accounts, enforcement of Security or otherwise) any monies standing to the credit of the Deposit Account, (or (a) HLS's account with FNBM or (b) any account of a Borrower with the Agent where such monies have been transferred from the Deposit Account for the general working capital requirements of HLS or any other Borrower (as the case may be) or
             (c) in the case of monies immediately required to meet payroll expenditure in the U.S.A. in an account with any other bank or financial institution) against any liabilities of the Borrowers to the Banks under the Financing Documents after either (i) the Agent has made demand for repayment in accordance with Clause 13.2 and has appointed receivers (or in the case of HLS a similar officer) to the whole or substantially the whole of the property, assets and undertaking of any of the Borrowers or (ii) an administrator has been appointed to any of the Borrowers.

14.2.2 When a Default is outstanding the Agent shall have the right to refuse to allow any withdrawal from the Deposit Account and FNBM or the Agent shall have the right to refuse to allow withdrawals of monies transferred to HLS's account or any account of a Borrower with the Agent from the Deposit Account if (acting reasonably) the Agent or FNBM (as the case may be) is of the view that such withdrawal is not being made in the ordinary course of business to fund bona fide payments required for the working capital purposes of the Group. Neither the Agent nor FNBM shall otherwise have the right to restrict any transfer or withdrawal from the Deposit Account or of monies transferred to FNBM or any Borrower's account with the Agent from the Deposit Account in any such case for the general working capital requirements of the Group.

14.2.3 If any Borrower has defaulted in making any payment due under this Agreement in respect of interest payable or fees, the Agent is hereby irrevocably authorised to transfer from the Deposit Account an amount equivalent to such unpaid amount in satisfaction thereof.

14.2.4 The Agent shall pay interest on the Deposit Account at the best available rates that it can reasonably obtain for such amounts and periods as the Parent may specify.

14.3         Pro Rata Sharing

14.3.1 If any Bank (the "Sharing Bank") shall at any time obtain (whether by way of voluntary or involuntary payment right of set-off, or otherwise) a proportion in respect of its Participation in the Revolving Credit Facility which is greater than the proportion obtained by the Bank or Banks respectively obtaining the smallest proportion of its Participation in the Revolving Credit Facility, including a nil receipt, (the amount so obtained by the Sharing Bank which represents such excess being herein called the "excess amount") then:

             (i) the Sharing Bank shall promptly pay to the Agent, for the account of the Banks, an amount equal to the excess amount, whereupon the Agent shall notify the relative Borrower of such amount and its receipt by the Agent;

             (ii) the Agent shall treat such payment as if it were a payment by the relative Borrower on account of sums owed to the Banks; and

             (iii) as between the Parent and the  Sharing  Bank the excess amount shall be treated as not having been paid, while as between the relative Parent and each Bank it shall be treated as having been paid to the extent any monies are received by such Bank.

             If, because of the liquidation of any Borrower, or for any other reason affecting any Borrower, the provisions of Clause (iii) above cannot be given effect to as between the Banks on the one hand and the relative Borrower on the other hand then, as between the Banks, the Sharing Bank shall be treated as having purchased from each other Bank an amount of the Revolving Loan owed by the relative Borrower to that Bank which is equal to that part of the excess amount which is paid to that Bank and the Sharing Bank shall, accordingly, be entitled to receive all dividends and other payments received by that Bank in respect of that part of the Revolving Loan deemed to have been purchased by it.

14.3.2 Each Bank shall forthwith notify the Agent of any such receipt or recovery by it other than by payment through the Agent.

14.3.3 If any excess amount subsequently has to be wholly or partly refunded to a Borrower by any Sharing Bank which has paid an amount equal thereto to the Agent under Clause 14.3.1, each Bank to which any part of that amount was distributed shall on request from the Sharing Bank repay to the Sharing Bank such Bank's pro rata share of the amount which has to be so refunded by the Sharing Bank. Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 14.3. Notwithstanding the foregoing provisions of this Clause 14.3, no Sharing Bank shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court, unless the proceedings instituted by the Sharing Bank are instituted by it without prior notice having been given to such party through the Agent and an opportunity to such party to join in such proceedings.

14.3.4 Nothing in this Agreement shall oblige the Agent or any Bank to apply any credit balance or other benefit received from any Borrower against the liabilities of the relative Borrower under this Agreement in priority to any other liabilities of the relative Borrower to the Agent or that Bank.


15.          THE AGENT AND THE BANKS

15.1         Appointment and Duties

15.1.1 Each Bank hereby irrevocably appoints the Agent to act as its agent in connection with the administration of the Revolving Credit Facility and to act as its agent and trustee in connection with the Security and for such purposes irrevocably authorises the Agent to take such action and to exercise and carry out all the discretions, authorities, rights, powers and duties as are specifically delegated to the Agent in this Agreement and each Security Document together with such powers and discretions as are incidental thereto.

15.1.2 The Agent shall have no duties or responsibilities except those expressly set out in the Financing Documents. As to any matters not expressly provided for by this Agreement, save in respect of the Security, the Agent shall, subject to the provisions hereof or thereof, act hereunder or thereunder or in connection herewith or therewith in accordance with the instructions of the Banks (but in the absence of any such instructions shall not be obliged to act) and any such instructions and any action taken by the Agent in accordance therewith shall be binding upon all the Banks.

15.2         Payments and Information Received

15.2.1 The Agent will promptly account to the Lending Office of each Bank for such Bank's due proportion of all sums received by the Agent for such Bank's account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise. The Agent shall provide the Banks with all information and copies of all notices which by the terms of this Agreement are to be provided or given to the Banks. The Agent may retain for its own use and benefit (and shall not be liable to account to any of the Banks for all or any part of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

15.2.2 The Agent shall maintain a memorandum account showing the principal amount of each Revolving Advance for the time being outstanding under this Agreement and the amount of each Bank's Participation in the Revolving Credit Facility from time to time.

15.2.3 Each Bank confirms in favour of the Agent that unless it notifies the Agent to the contrary it shall be the beneficial owner of any interest paid to it under this Agreement.

15.3         Defaults

             The Agent shall not be obliged to take any steps to ascertain whether any Default (other than a default in repayment of principal or in payment of interest, fees or other sums due pursuant to this Agreement) or Default Occurrence has happened or exists and, until the Agent shall have received express notice to the contrary from any Borrower or any Bank, the Agent shall be entitled to assume that no Default (other than as aforesaid) or Default Occurrence has happened or exists. Upon receipt of such notice the Agent shall promptly inform the Banks.

15.4         Assumptions

             The Agent shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the parties to this Agreement for any of the consequences of such reliance.

15.5         Legal Proceedings

             The Agent shall not be obliged to take or commence any legal action or proceeding against any Borrower or any other person arising out of or in connection with the Financing Documents until it shall have been indemnified or secured to its satisfaction against any and all costs, claims and expenses (including, but not limited to, any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

15.6         No Liability

             Neither the Agent nor any of its directors, employees or agents shall be liable to the Banks for any action taken or omitted to be taken by it or any of them under or in connection with the Financing Documents unless caused by its or their gross negligence or wilful misconduct. The Agent shall not be responsible to the Banks for any statements, representations or warranties in the Financing Documents or for any information supplied or provided or hereafter to be supplied or provided to any of the Banks by the Agent, in respect of the Borrowers or any other person or for any other matter relating to the Revolving Credit Facility, the Security or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of such documents or any of the other documents referred to herein or therein or for the recoverability of all or any of the Advances or any of the other sums to become due and payable pursuant hereto.

15.7         Credit Decisions

15.7.1 Each Bank acknowledges that it has, independently and without reliance on the Agent and based on such documents and information as it deemed appropriate, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs of each of the Borrowers and any surety for the
             Borrowers' obligations and its own appraisal of the creditworthiness of the Borrowers and any surety for the Borrower's obligations.

15.7.2 Save as specifically provided herein, the Agent shall not be under any duty or obligation, either initially or on a continuing basis, to provide any Bank with any credit information or other information with respect to the financial condition of any of the Borrowers or which is otherwise relevant to the Revolving Credit Facility.

15.7.3 Each Bank further acknowledges and confirms that it will, independently and without reliance on the Agent and based on such documents and information as it shall deem appropriate at the time, make its own decisions in taking or not taking action under the Financing Documents.

15.8         Advisers

             The Agent shall be entitled to obtain and rely on the advice of any professional advisers selected by it given in connection with the Financing Documents or any of the matters contemplated hereby or thereby, and shall not be liable to any of the Banks for any of the consequences of such reliance.

15.9         Relationship with Banks

15.9.1 In performing its functions and duties under this Agreement, the Agent shall act solely as the agent for the Banks and save as expressly provided herein and in the Security shall not be deemed to be acting as trustee for any Bank and shall not assume or be deemed to have assumed any obligation as agent or trustee for, or any relationship of agency or trust with any Borrower.

15.9.2 Neither the Agent nor any Bank shall be under any liability or responsibility of any kind to any Borrower or any of the other Banks arising out of or in relation to any failure or delay in performance or breach by any other Bank or Banks or, as the case may be, any Borrower of any of its or their respective obligations pursuant to the Financing Documents.

15.10        Agent's position as a Bank

             With respect to its own Participation in the Revolving Credit Facility, the Agent shall have the same rights and powers under and in respect of the Financing Documents as though it were not also acting as agent for the Banks. The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with or for any of the Borrowers as if it were not the agent or the trustee for the Banks under any Financing Document.

15.11        Indemnity

             The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers) rateably according to the Banks' respective Participations in the Revolving Credit Facility (or, if no Revolving Advance shall then be outstanding, their respective Commitments) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (except in respect of any agency, management or other fee due to the Agent) which may be imposed on, incurred by or asserted against the Agent in its capacity as agent or trustee for the Banks or in any way relating to or arising out of the Financing Documents or any action taken or omitted by the Agent in enforcing or preserving the rights of the Banks under the Financing Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct.

15.12        Resignation

15.12.1 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving to the Parent and each of the Banks not less than 60 days' notice of its intention to do so. Upon receipt of such notice of resignation the Banks shall appoint as successor Agent any bank or financial institution selected by the Parent and the Banks which is willing and able to act as such agent for the Banks.

15.12.2 If no such successor Agent selected by the Parent and the Banks shall have accepted such appointment within 20 days after the Agent's giving of notice of resignation then the Banks after consultation with the Parent shall have the right to appoint such a successor Agent.

15.12.3 If no such successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 40 days after the Agent's giving of notice of resignation then the resigning Agent may, after consultation with the Parent, appoint as its successor any reputable and experienced bank or other financial institution with an office in London.

15.12.4 Any such appointment shall take effect upon notice thereof (which notice shall specify the bank in London to which payments shall be made thereafter) being given to the Parent and each Bank. Thereafter, the resigning Agent shall be discharged from any further obligation under the Financing Documents and its successor and each of the other parties hereto and thereto shall have the same rights and obligations inter se as they would have had if such successor had been a party to the Financing Documents in place of the resigning Agent. The resigning Agent shall make over to its successor all such records as its successor requires to carry out its duties.

15.13        Change of Office

             The Agent may from time to time in its sole discretion by written notice to the Parent and each Bank designate a different office in the United Kingdom from which its duties as the Agent will thereafter be performed.

15.14        Scope of Duties

             The Agent may grant waivers, vary the terms of the Financing Documents and do or omit to do all such acts and things in connection therewith as may (unless otherwise provided hereunder) be authorised in writing by the Majority Banks. Any such waiver, variation, act or omission so authorised and effected by the Agent shall be binding on all the Banks and the Agent shall be under no liability whatsoever in respect of any such waiver, consent, variation, act or omission. Except with the prior written agreement of all the Banks, nothing in this Clause shall authorise (as between the Agent and the Banks) (i) any change in the rate at which any interest on the Revolving Loan is payable under this Agreement, (ii) any extension of the date for, or alteration in the amount or currency of, the payment of any principal, interest, fees or any other amount payable under this Agreement, (iii) any increase in any Bank's Commitment, (iv) any variation of Clauses 6, 7 or 13 and this Clause 15 or (vi) any provision of this Agreement which requires the consent of all the Banks.

15.15        Consents

             The Agent may at any time upon the application and at the cost of the Parent and without any consent of any of the Banks (only if and so far as in its reasonable opinion the interests of the Banks shall not be materially prejudiced thereby) give any consent, approval or licence required of the Agent under the terms of this Agreement, save where this Agreement expressly requires that such consent, approval or licence should be given only with the approval of, or on the instructions of, the Banks.

15.16        Evidence

             The Agent may accept a certificate signed by any director or the secretary of the Parent as to any fact or matter on which the Agent may need or wish to be satisfied as sufficient evidence thereof and a like certificate that any assets in the opinion of the person so certifying have a particular value or produce a particular income or are suitable for a particular purpose as sufficient evidence that they have that value or produce that income or are so suitable and the Agent shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing to do so.

15.17        Security

15.17.1 The Agent shall accept without investigation, requisition or objection such title as any person may have to the undertaking, property and assets which are subject to the Security and shall not be bound or concerned to examine or enquire into nor be liable for any defect or failure in the title of any person whether such defect or failure was known to the Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not nor for any failure on the part of the Agent to give notice to any third party of the Security to which it is party or otherwise perfect or register the security thereby created.

15.17.2 The Agent shall hold the benefit of the Security upon trust for itself and the Banks.

15.17.3 Each of the Banks hereby confirms and agrees that it does not wish to be registered in accordance with Rule 146 of the Land Registration Rules 1925 as the joint proprietor of any mortgage or charge created pursuant to any Financing Document and accordingly authorises the Agent to hold such mortgage or charge in its sole name as agent and trustee for the Banks and hereby requests H.M. Land Registry to register the Agent as the sole proprietor of any such mortgage or charge.


16.          FEES AND EXPENSES

16.1         Expenses

             The Borrowers shall, on demand, pay all reasonable expenses (including, but not limited to, legal, valuation and accounting fees and, in relation to (i) and (ii) below, to the extent the same are reasonable) and any VAT thereon incurred by:

             (i) the Agent and the Banks in connection with the granting of any release, waiver or consent or in connection with any variation of any Financing Document; and

             (ii) the Agent and the Banks in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from any of the Borrowers or any other person under any Financing Document.

16.2         Agency Fees

             The Parent shall pay to the Agent agency fees of (pound)4,000 per annum payable in advance on the First Drawdown Date and on the first anniversary of the First Drawdown Date. In addition the Parent shall pay a fee of (pound)250 for each drawdown or renewal of a Revolving Advance such fee to be payable annually in arrear within 7 days of receipt by the Parent of an invoice for such fees.

16.3         Non-Utilisation Fee

             The Parent shall pay a commitment fee to the Agent for the account of the Banks (pro-rata to their undrawn Commitment) at the rate of
             0.25 per cent. per annum on the difference between (i) the Total Commitments and (ii) the average aggregate during the period in question of the amount of all Revolving Advances outstanding during that period. Such fee shall accrue day to day on the basis of a 365 day year and the number of days elapsed in respect of each successive period of 6 months from the First Drawdown Date and shall be paid in arrear on the first Business Day after the end of each such period and on the date when the Total Commitments are reduced to zero.

16.4         Participation Fee

16.4.1 On the First Drawdown Date the Parent shall pay the Agent (on behalf of the Banks) a participation fee of (pound)122,500 to be shared between the Banks in accordance with their Commitment Percentages. If for any period a Bank is in breach of an obligation to fund a Revolving Advance hereunder, the participation fee shall not accrue to such Bank during such period.

16.4.2 On the first anniversary of the First Drawdown Date the Parent shall pay the Agent (on behalf of the Banks) a further participation fee of (pound)127,500 to be shared between the Banks in accordance with the Commitment Percentages.

16.5         Documentary Taxes Indemnity

             All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating thereto, (other than any arising from any assignment or transfer by a Bank pursuant to Clause 19.3) which are imposed or chargeable on or in connection with any of this Agreement and the Security shall be paid by the Borrowers PROVIDED THAT the Agent shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility), whereupon the Borrowers shall on demand indemnify the Agent against those duties or Taxes and against any costs and expenses so incurred by the Agent in discharging them.

16.6         VAT

16.6.1 All payments made by the Borrowers under the Financing Documents are calculated without regard to Value Added Tax. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Agent or a Bank, the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question.

16.6.2 No payment or other consideration to be made or furnished by the Agent or a Bank, to the Borrowers pursuant to or in connection with the Financing Documents or any transaction or document contemplated therein may be increased or added to by reference to (or as a result of any increase in the rate of) any Value Added Tax which shall be or may become chargeable in respect of any taxable supply.


17.          SEVERABILITY, WAIVERS, REMEDIES CUMULATIVE

17.1         Severance

             If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

17.2         Waivers

             No failure to exercise, nor any delay in exercising, on the part of the Agent or any Banks, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


18.          NOTICES

18.1         Method

             Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile transmission or letter.

18.2         Delivery

             Any communication (including any notice to be made or given hereunder) or document to be made or delivered by one person to another pursuant to this Agreement shall (unless the one has by 15 days' written notice to the other specified another address) be made or delivered to that other person, in the case of the Borrowers and the Agent at the respective addresses given in Clause 18.3, in the case of the Banks at the respective addresses given in
             Schedule 1 or, as the case may be, the Schedule of the relative Transfer Certificate.

18.3         Addresses

             The addresses referred to in Clause 18.2 above are:

             (A)     the Borrowers:

                     c/o Huntingdon Life Sciences Group PLC
                     Woolley Road
                     Alconbury
                     Huntingdon
                     Cambridgeshire PE17 5HF

                     Attention:  The Company Secretary and the Finance Director
                     Fax:        (01480) 892195

             (B) the Agent:

                   National Westminster Bank Plc
                   3rd Floor
                   Juno Court
                   24 Prescott Street
                   London E1 8BB

                   Attention:  Head of NWM Agency Group
                   Fax:        (0171) 714 6167

18.4         Deemed Receipt

             Any notice given by the Agent or a Borrower shall be deemed to have been received:

             (a) if sent by facsimile transmission, one Business Day after the day it was transmitted;

             (b) in the case of a written notice lodged by hand, at the time of actual delivery; or

             (c) if posted, on the second Business Day following the day on which it was properly despatched by first class mail postage prepaid.

18.5         Notices to the Banks

             Any notice to be given by a Borrower to the Banks or any of them may be given by serving such notice on the Agent together with a written instruction that such notice is to be treated as notice to one or more specified Banks. In the absence of such written instructions it shall be deemed to be a notice to the Agent alone.


19.          ASSIGNMENTS AND TRANSFERS

19.1         Benefit of Agreement

             This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns.

19.2         Assignments and Transfers by the Borrowers

             No Borrower shall be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement.

19.3         Assignments and Transfers by Banks

19.3.1 Any Bank may at any time (after the First Drawdown Date (but not otherwise)) transfer in accordance with Clause 19.3.3 below all but not part only of its rights, benefits and obligations under any of the Financing Documents to any person.

19.3.2 If any Bank assigns all of its rights and benefits under any of the Financing Documents in accordance with Clause 19.3.1 above, then, unless and until the assignee has confirmed to the Agent, the other Banks and the Borrowers that it shall be under the same obligations towards each of them as it would have been under if it had been a party hereto as a Bank, the Agent, the other Banks and the Borrowers shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

19.3.3 If any Bank (the "Existing Bank") wishes to transfer all of its Commitment or Participation in the Revolving Credit Facility to another bank, financial institution or other person or entity (the "Bank Transferee"), such transfer may be effected by way of a novation by the delivery to, and the execution by, the Agent of a duly completed Transfer Certificate.

19.3.4       On the date specified in the Transfer Certificate:

             (i) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its Commitment or Participation in the Revolving Credit Facility, the Borrowers and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 19.3.4 as "Discharged Rights and Obligations");

             (ii) the Borrowers and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the Bank Transferee have assumed and/or acquired the same in place of the Borrowers and the Existing Bank;

             (iii) the Agent, the Borrowers, the Bank Transferee and the other Banks shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee been a party hereunder as a Bank with the rights and/or the obligations acquired or assumed by it as a result of the transfer; and

             (iv) a proportion of the Existing Bank's rights under the Security, equal to the proportion of the Existing Bank's rights under this Agreement being transferred, shall automatically be transferred to the Bank Transferee.

19.3.5 The Agent will promptly complete Transfer Certificates on request by an Existing Bank and upon payment by such Existing Bank of a (pound)750 fee to the Agent. Each Borrower and each of the Banks hereby irrevocably authorise the Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Bank or the Bank Transferee named therein.

19.3.6 The Agent shall promptly notify the Parent of the receipt and execution on its behalf by the Agent of any Transfer Certificate.

19.3.7 The Borrowers shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Bank of any of its rights or obligations pursuant to the foregoing provisions of this Clause 19 if such greater amount would not have been payable but for the assignment or transfer.

19.3.8 When a Bank assigns or transfers part of its rights and benefits hereunder it shall assign or transfer, as the case may be, the same percentage of its rights and benefits in relation to each Facility.

19.4         Disclosure of Information

             The Agent and the Banks may disclose any information furnished or made available to them hereunder by the Borrowers to each other, their professional advisers and to any actual or potential assignee, transferee or sub-participant subject to the condition (except where such information is available in the public domain) that each of the same executes in favour of the Parent a written confidentiality undertaking agreeing to keep confidential any such information.


20.          CURRENCY INDEMNITY

20.1 Any payment made to or for the account of or received by the Agent or any Bank in respect of any moneys or liabilities due, arising or incurred by the Borrowers to the Agent or any Bank in a currency (the "Currency of Payment") other than the currency in which the payment should have been made under this Agreement (the "Currency of Obligation") in whatever circumstances (including as a result of a judgment against the Borrowers) and for whatever reason shall constitute a discharge to the Borrowers only to the extent of the Currency of Obligation amount which the Agent or that Bank, as the case may be, is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by the Agent or that Bank) in the London foreign exchange market.

20.2 If the amount of the Currency of Obligation which the Agent or that Bank is so able to purchase falls short of the amount originally due to the Agent or that Bank, as the case may be, under this Agreement, then the Borrowers shall immediately on demand indemnify the Agent or that Bank, as the case may be, against any loss or damage arising as a result of that shortfall by paying to the Agent or that Bank, as the case may be, that amount in the Currency of Obligation certified by the Agent or that Bank, as the case may be, as necessary so to indemnify it.

20.2         General

20.2.1 Each indemnity in this Clause 20 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

20.2.2 The certificate of the Agent or the relevant Bank as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Borrowers except for any manifest error.


21.          PRIORITIES

21.1         Priority Order

21.1.1 It is hereby agreed by and between the parties to this Agreement that on enforcement of the Security the Net Proceeds shall be applied:

             (i)         first, in discharge of the Priority Obligations; and

             (ii) second, in discharge of the NatWest Obligations.

21.1.2 The Security is a continuing security and the ranking of the Priority Obligations and the NatWest Obligations as provided for in this Agreement shall not be affected by any fluctuation in the amounts from time to time of the Priority Obligations or the NatWest Obligations or by the existence at any time of a credit balance on any current or other accounts.

21.1.3 For the avoidance of doubt it is confirmed that the moneys owing and obligations and other liabilities of the Borrowers to the Banks and the Agent under this Agreement in respect of the Priority Obligations shall rank pari passu in all respects and that on enforcement the Net Proceeds shall be shared between the Banks pro rata on the basis of their respective Participation Percentages.

21.2         Co-Operation

             The Agent and the Banks shall co-operate to ensure that any moneys in the hands of a receiver appointed pursuant to any of the Security are distributed in a manner consistent with the provisions of this Agreement.


22.          ANNOUNCEMENTS

             Without the consent of the Agent (acting on behalf of all of the Banks), none of the parties to this Agreement shall make any statement or public announcement to the press or other media in connection with any matters referred to in this Agreement, save for any such announcement or disclosure that may be required by law or recognised Stock Exchange Rules or is contained in the Circular, or in respect of information is in the public domain.


23.          CONFLICT

23.1 If and to the extent of any conflict between the provisions of this Agreement and those of any other Financing Document, the terms of this Agreement shall prevail.

23.2 For the avoidance of doubt, principal interest and other amounts outstanding hereunder may only be demanded in accordance with the terms of this Agreement.

23.3 Any consent which may have been given in relation to any Financing Document other than this Agreement shall remain in full force and effect.

23.4 For the avoidance of doubt, the Agent and the Banks confirm that any breach of Clause 6 of the guarantee and debenture between the Agent and the Parent as a result of the payment of the Transaction Proceeds into the Deposit Account is hereby waived.

23.5 The Agent and HLS agree that they shall within 21 days of the signing of this Agreement execute such instruments or agreements supplemental to such of the Security Documents to which HLS is a party which are existing as at the date of this Agreement as are necessary in order to limit the Agent's or the Banks' rights, remedies and powers under those Security Documents in accordance with, and so as to reflect, the provisions of this Agreement. For the avoidance of doubt the failure by HLS to execute such instruments or agreements within such 21 day period shall not be a Default or a Default Occurence.

23.6 For the avoidance of doubt, subject to the provisions of Clause 13.3, the Existing Facilities shall continue to be provided in accordance with their terms until the First Drawdown Date.


24.          LAW AND JURISDICTION

24.1         Law

             This Agreement shall be governed by, and construed in all respects in accordance with, English law.

24.2         Jurisdiction

24.2.1 The courts of England shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

24.2.2 Subject to the following proviso Clause 24.2.1 is for the benefit of the Agent and the Banks only and is without prejudice to the right of the Agent and each Bank to bring any proceedings relating to this Agreement in any other court which has jurisdiction. PROVIDED THAT the Borrowers may bring proceedings against any Bank in any court of the jurisdiction in which it is incorporated or has its main place of business.

24.2.3 For the purposes of this Agreement each Borrower and each Bank hereby:

             (i) waives any objections on the grounds of venue or forum non conveniens or any similar grounds; and

             (ii) consents to service of process by mail or in any other manner permitted by the relevant law.


IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                                    THE BANKS


         Bank and Lending                     Commitment (pound)    Commitment
         Office                                                     Percentage

1.       National Westminster Bank Plc        12,224,998             49.898


         Address for Notices

         King's Cross House
         11th Floor, Phase I
         200 Pentonville Road
         London N1 9HL

         Attention:   Steve Hamilton
         Telephone:   (0171) 239 8327
         Fax:         (0171) 239 8945


2.       The First National Bank                6,971,324             28.454
         of Maryland

         Address for Notices

         25 South Charles Street
         14th Floor
         Baltimore
         MD 21201
         United States of America

         Attention:   Ronald C Lapointe
         Telephone    (410) 244 4089
         Fax:         (410) 244 4295


3.       Comerica Bank                           5,303,678             21.648

         Address for Notices

         PO Box 75000
         Detroit
         MI 48275-3329
         United States of America

         Attention:   Henry J Hajdas
         Telephone:   (313) 222 6360
         Fax:         (313) 222 5706

                                   SCHEDULE 2

                                 DRAWDOWN NOTICE


To:          National Westminster Bank Plc
             3rd Floor
             Juno Court
             25 Prescott Street
             London  E1 8BB


                                                                  Date

Dear Sirs,

Facilities Agreement dated [*] August 1998 made between Huntingdon Life Sciences Group plc, Huntingdon Life Sciences Limited, Huntingdon Life Sciences Inc., certain banks and you as agent (the "Facilities Agreement").

We hereby give you notice of the following proposed borrowing of a Revolving Advance under the Facilities Agreement. Words and expressions defined therein shall have the same meanings when used herein.

1.           Facility:
2.           Amount of Revolving Advance:
4.           Purpose:
5.           Proposed Drawdown Date:
6.           Duration of Interest Period:
7.           Payment Instructions:


SIGNED


For and on behalf of
HUNTINGDON LIFE SCIENCES GROUP plc

                                   SCHEDULE 3

                               MANDATORY COST RATE


The Mandatory Cost Rate is an addition to the interest rate on a Revolving Advance to compensate the Banks for the cost attributable to a Revolving Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1988 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Revolving Advance.

The Mandatory Cost Rate shall be the rate determined by the Agent to be equal to the arithmetic means (rounded upward, if necessary, to 4 decimal places) as the rate resulting from the application of the following formula:

[OBJECT OMITTED]

where, in each case, on the day of application of a formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the Agent is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

F is the rate of charge equal to the average of the respective rates of charge notified to the Agent by each Bank as being payable by that Bank to the FSA pursuant to paragraph 2.02 or 2.03 (as the case may be) of the Fees Regulations (but where, for this purpose, the figures at paragraph 2.02b and 2.03b of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of that Bank;

L is the BBA Sterling LIBOR rate quoted at or about 11.00 a.m. (London time) on Telerate (now at page 3750) on that day;

S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Agent is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to the Agent on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 x 7 and not as 0.15% x 7%. A negative result obtained from subtracting D from L shall be counted as zero.).

Each Bank shall supply such information and in such detail as the Agent may require for the purposes of calculating the above formulae. If any Bank fails to notify any rate or figures to the Agent, the Mandatory Cost Rate shall be determined on the basis of the rate(s) or figure(s) notified to the Agent by the remaining Bank(s).

The Mandatory Cost Rate attributable to an Revolving Advance or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of that period for the duration of that period.

The determination of the Mandatory Cost Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the Parties to this Agreement.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render the above formula (or any element of the formula, or any defined term used in the formula) inappropriate or inapplicable, the Agent (following consultation with the Borrower and the Majority Banks) shall be entitled to vary the same by giving notice to the Parties to this Agreement. Any such variation shall, in the absence of manifest error, be conclusive and binding on the Parties to this Agreement and shall apply from the date specified in such notice.

For the purposes of this Schedule:

"Eligible Liabilities" and "Special Deposits" have the meanings given to those terms under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

"Fee Base" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

"Fees Regulations" means, as appropriate, either:

(a)     the Banking Supervision (Fees) Regulations 1998; or

(b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31st March 1999.

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE


To:          National Westminster Bank Plc
             and the other parties
             to the Facilities Agreement (as defined below)

This transfer certificate ("Transfer Certificate") relates to a Revolving Loan Agreement dated [ ] August 1998 and made by (1) Huntingdon Life Sciences Group plc (2) Huntingdon Life Sciences Limited, (3) Huntingdon Life Sciences Inc, (4) the Banks and (5) National Westminster Bank Plc as Agent (the "Facilities Agreement" which term shall include any amendments or supplements thereto).

Terms defined in the Facilities Agreement shall, unless otherwise defined, have the same meanings when used in this Transfer Certificate.

I.           *[Details of Existing Bank] (the "Existing Bank"):

             1. confirms that to the extent that details appear in the Schedule to this Transfer Certificate under the headings "Existing Bank's Commitment" and "Participation in the Facilities", those details accurately summarise its Commitment and its Participation in the Facilities all or part of which is to be transferred; and

             2. requests [Details of Bank Transferee] (the "Bank Transferee") to accept and procure, in accordance with Clause 19 of the Facilities Agreement, the substitution for the Existing Bank of the Bank Transferee in respect of the amount specified in the Schedule hereto of its Commitment and its Participation in the Facilities by signing this Transfer Certificate.

II. The Bank Transferee hereby requests each of the Borrowers, the Banks and the Agent to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 19 of the Facilities Agreement so as to take effect in accordance with the terms of that Clause on [date of transfer] being the date on or before which an executed copy of this Transfer Certificate is delivered to the Agent.

III.         The Bank Transferee:

             1. confirms that it has received a copy of the Facilities Agreement together with such other documents and information as it has requested in connection with this transaction;

             2. confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

             3. agrees that it has not relied and will not rely on any of the Existing Bank, the Agent and the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Borrowers or any other party to the Security.



IV. The Bank Transferee undertakes with the Existing Bank and each of the other parties to the Facilities Agreement that it will perform, in accordance with their terms, all those obligations which, by the terms of the Facilities Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent.

V. On execution of this Transfer Certificate by the Agent on their behalf, the Borrowers and the Banks accept the Bank Transferee as a party to the Facilities Agreement in substitution for the Existing Bank with respect to all those rights and obligations which, by the terms of the Facilities Agreement, will be assumed by the Bank Transferee after delivery of the executed copy of this transfer Certificate to the Agent.

VI.          None of the Existing Bank, the Banks and the Agent:

             1. makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents; or

             2. assumes any responsibility for the financial condition of any of the Borrowers or any other party to any of the Financing Documents or any other document or for the performance and observance by the Borrowers or any other party to the Facilities Agreement or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

VII. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Facilities Agreement are as set out in the Schedule hereto.

VIII. The Existing Bank hereby gives notice to the Bank Transferee (and the Bank Transferee hereby acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re-purchase (or in any other manner to assume, undertake or
             discharge   any   obligation  or  liability  in  relation  to)  the
             transferred Commitment and Participation at any time after this Transfer Certificate shall have taken effect.

IX. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the provisions hereof, each of the Bank Transferee and the Existing Bank hereby acknowledges and confirms to the other that in relation to the relative Commitment and Participation (or part thereof) variations, amendments or alterations to any of the terms of any of the Financing Documents arising in connection with any renegotiation or rescheduling of the obligations hereunder shall apply to and be binding on the Bank Transferee alone.

X. This Transfer Certificate shall be construed in accordance with, and governed by, English law.

*[Bank Transferee]

By:..........................
   (Duly Authorised)


*[Existing Bank]

By:..........................
   (Duly Authorised)


The Agent on behalf of itself and all other parties to the Facilities Agreement.

By:..........................
   (Duly Authorised)

Dated:

                                  THE SCHEDULE


Existing Bank's Commitment              Amount of Commitment Transferred




Participation in the Facilities         Amount of Participation Transferred






[Bank Transferee]

Lending Office    Address for notices
*                 *
                  Attention:                *
                  Telex:            *
                  Answerback:       *


                                   SCHEDULE 5

                                EXISTING SECURITY

                                 Document                                     Executed by       Date

1.  Guarantee and Debenture in favour of the Agent as amended by a              Parent          1.11.95
    Supplemental Deed dated 20th January 1998 and a Supplemental Deed dated 26th February 1998

2.  Guarantee  and  Debenture  in favour of the  Agent as  amended  by a        HLSL
    21.11.95  Supplemental  Deed dated 20th January  1998 and a Supplemental
    Deed dated 26th February 1998

3.  Guarantee in favour of the Agent as amended by a Supplemental Deed          HLS             21.11.95
    dated 20th January 1998 and a Supplemental Deed dated 26th
    February 1998

4.  Security Agreement in favour of the Agent as amended by a                   HLS             21.11.95
    Supplemental Deed dated 20th January 1998 and a Supplemental Deed dated 26th February 1998

5.  Mortgage  in favour  of the Agent  over the New  Jersey  Property  as       HLS
    16.01.98 amended by a Supplemental Deed dated 26th February 1998

6.  Equipment Mortgage in favour of the Agent                                   HLSL            20.04.98

7.  Security Agreement incorporating an Equipment Mortgage and a                HLS             30.04.98
    Charge over an Operating Account in favour of the Agent


                                           SCHEDULE 6

                                      CONDITIONS PRECEDENT


The Revolving Credit Facility shall be made available to the Borrowers when:

(i) the Agent has received the following in form and substance satisfactory to it:

      (a)     copies,   each  certified  to  be  true,  complete  and
              up-to-date copies, of resolutions of each of the relevant Borrower's boards of directors authorising the acceptance and execution of this Agreement and in the case of the Parent unanimously supporting, approving and recommending the Placings to the shareholders of the Parent;

      (b) certified copies of the Investor Placing Agreement and the Shareholder Placing Agreement duly executed by the parties thereto; and

      (c)     a certified copy of the Circular.

(ii)  the Transaction Proceeds are received by the Agent in the Deposit Account;

(iii) the Agent has received (on behalf of the Banks) the Participation Fee referred to in Clause 16.4.1;

(iv) NatWest has received repayment in full and on a permanent basis of all Indebtedness outstanding in respect of the Bridging Facility.

                                   SCHEDULE 7

                          PARTICIPATION IN RISK SHARING


Bank                                              Participation Percentage

National Westminster Bank Plc                          49.693%

Comerica                                               21.648%

The First National Bank of Maryland                    28.454%

The Borrowers

SIGNED by                  )
                           )
for and on behalf of       )        CHRISTOPHER CLIFFE
HUNTINGDON LIFE SCIENCES   )
GROUP HOLDINGS plc         )




SIGNED by                  )
                           )
for and on behalf of       )        CHRISTOPHER CLIFFE
HUNTINGDON LIFE SCIENCES   )
LIMITED                    )




SIGNED by                  )
                           )       CHRISTOPHER CLIFFE
for and on behalf of       )
HUNTINGDON LIFE SCIENCES INC.)




The Agent

SIGNED by                  )
                           )
for and on behalf of       )        S J HAMILTON
NATIONAL WESTMINSTER       )
BANK Plc                   )




The Banks

SIGNED by                  )
                           )
for and on behalf of       )        S J HAMILTON
NATIONAL WESTMINSTER       )
BANK Plc                   )




SIGNED by                  )
                           )
for and on behalf of       )        RONALD LAPOINTE
THE FIRST NATIONAL BANK OF )
MARYLAND                   )




SIGNED by                  )
                           )        HENRY HADJAS
for and on behalf of       )
COMERICA BANK              )